UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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UFP TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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UFP TECHNOLOGIES, INC.

100 HALE STREET

NEWBURYPORT, MASSACHUSETTS 01950-3504 USA

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

of

UFP TECHNOLOGIES, INC.

To Be Held on June 8, 2022

The Annual Meeting of Stockholders of UFP Technologies, Inc. (“we,” “us,” “our,” or the “Company”) will be held on June 8, 2022, at 10:00 a.m., Eastern Daylight Time. There will be no physical meeting location. The Annual Meeting will be a virtual stockholder meeting, conducted via live audio webcast, through which you can submit questions and vote online. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/UFPT2022 and entering your 16-digit control number included in your proxy materials or on your proxy card. The Annual Meeting will be for the following purposes:

1.	To elect the seven directors identified as standing for election in the accompanying proxy statement, each to serve until the 2023 Annual Meeting of Stockholders and until their successors are duly elected;

2.	To vote on a non-binding advisory resolution to approve the compensation of our named executive officers;

3.	To consider and act upon a proposal to amend and restate the Company’s 2009 Non-Employee Director Stock Option Incentive Plan.

4.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2022; and

5.	To transact such other business as may properly come before the 2022 Annual Meeting of Stockholders, and at any adjournment or postponement thereof.

The Board of Directors has fixed April 11, 2022 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. It is expected that this proxy statement and the accompanying proxy will be mailed to stockholders on or about May 3, 2022.

You are cordially invited to attend the virtual Annual Meeting.

By Order of the Board of Directors
Christopher P. Litterio Secretary

Newburyport, Massachusetts

April 27, 2022

YOUR VOTE IS IMPORTANT

YOU ARE URGED TO VOTE, SIGN, DATE, AND RETURN THE ACCOMPANYING ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PAID ENVELOPE ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION, BY EXECUTING A PROXY WITH A LATER DATE, OR BY ATTENDING AND VOTING AT THE VIRTUAL ANNUAL MEETING.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR OUR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD VIRTUALLY ON JUNE 8, 2022: This Proxy Statement, our Annual Report for the fiscal year ended December 31, 2021 and the Proxy Card are available at our website, www.ufpt.com/investors/filings.html.

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UFP TECHNOLOGIES, INC.

100 HALE STREET NEWBURYPORT, MASSACHUSETTS 01950-3504 USA

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 8, 2022

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of UFP Technologies, Inc., a Delaware corporation (“we,” “us,” “our,” or the “Company”) with its principal executive offices at 100 Hale Street, Newburyport, MA 01950-3504, for use at the Annual Meeting of Stockholders to be held on June 8, 2022, and at any adjournment or postponement thereof (the “Meeting”). The enclosed proxy relating to the Meeting is solicited on behalf of our Board of Directors and the cost of such solicitation will be borne by us. It is expected that this proxy statement and the accompanying proxy will be mailed to stockholders on or about May 3, 2022. Certain of our officers and regular employees may solicit proxies by correspondence, telephone or in person, without extra compensation. We may also pay to banks, brokers, nominees and certain other fiduciaries their reasonable expenses incurred in forwarding proxy material to the beneficial owners of securities held by them.

Only stockholders of record at the close of business on April 11, 2022 will be entitled to receive notice of, and to vote at, the Meeting. As of that date, there were outstanding and entitled to vote 7,561,495 shares of our Common Stock, $0.01 par value (the “Common Stock”). Each such stockholder is entitled to one vote for each share of Common Stock so held and may vote such shares either in person or by proxy.

Due to the coronavirus (COVID-19) pandemic and out of an abundance of caution to support the health and well-being of our employees, stockholders, and communities, the Meeting will be held as a virtual meeting only, via a live audio webcast. There will be no physical meeting location. You will be able to attend the meeting online and vote your shares electronically during the meeting by visiting www.virtualshareholdermeeting.com/UFPT2022 and entering your 16-digit control number included in your proxy materials or on your proxy card. Even though the Meeting is being held virtually, stockholders will have the ability to participate in, hear others, and ask questions during the Meeting.

The meeting webcast will begin promptly at 10:00 a.m. Eastern Daylight Time on June 8, 2022. Online check-in will begin promptly at 9:45 a.m. Eastern Daylight Time on that date, and you should allow ample time for the online check-in procedures. We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please call the technical support number that will be posted on the virtual stockholder meeting login page at www.virtualshareholdermeeting.com/UFPT2022.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company currently has a total of seven directors, who were elected to serve until the 2022 Annual Meeting of Stockholders and until their successors have been duly elected and qualified. Mr. Pierce and Ms. Quinn are not standing for re-election. The Board has nominated Joseph John Hassett and Symeria Hudson to fill these vacancies. Each nominee, if elected, will serve for a one-year term ending at the 2023 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified.

Each nominee has indicated his or her willingness to serve, if elected. It is the intention of the persons named as proxies to vote for the election of the nominees. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election, the persons named as proxies will vote the proxy for such substitutes, if any, as the present Board of Directors may designate. We have no reason to believe that any of the nominees will be unable to serve if elected. The nominees have not been nominated pursuant to any arrangement or understanding with any person.

The following table sets forth certain information with respect to each of our current directors and nominees for director. When used below, positions held with us include positions held with our predecessors and subsidiaries:

					Board Committees
Name	Age	Position	Director Since	Year Term Expires/ Will Expire If Elected	Audit Committee	Compensation Committee	Nominating Committee
R. Jeffrey Bailly	60	President, Chief Executive Officer and Chairman of the Board of Directors	1995	2023
Thomas Oberdorf	64	Director	2004	2023	X		X
Marc Kozin†	60	Director	2006	2023		X	X (Chair)
Robert W. Pierce, Jr. (1)	68	Director	2008	2022	X		X
Lucia Luce Quinn (1)	68	Director	2013	2022		X (Chair)	X
Daniel C. Croteau†	56	Director	2015	2023		X	X
Cynthia L. Feldmann	69	Director	2017	2023	X (Chair)		X
Joseph John Hassett	64	Director Nominee	—	2023
Symeria Hudson	54	Director Nominee	—	2023

____________________________

†	Lead Independent Director; Mr. Kozin through June of 2021, and Mr. Croteau for the residual of 2021.

(1)	Not standing for re-election.

Mr. Bailly has served as our Chairman since October 2006 and as Chief Executive Officer, President, and a director since January 1, 1995. He joined the Company in 1988 and served as a Division Manager (1989-1992), General Manager Northeast Operations (1992-1994), and as our Vice President of Operations (1994-1995). From 1984 through 1988, Mr. Bailly, a former certified public accountant, was employed by Coopers & Lybrand. Mr. Bailly is a member of Young Presidents’ Organization (YPO Gold). As a result of these and other professional experiences, Mr. Bailly possesses particular knowledge and experience in operations, accounting, finance, mergers and acquisitions, and executive leadership within a manufacturing environment that strengthen the Board’s collective qualifications, skills, and experience.

Mr. Oberdorf has served as one of our directors since 2004. Presently Mr. Oberdorf is Chief Executive Officer and Chairman of SIRVA, Inc. a leading global provider of moving and relocation services to corporations, consumers and governments. From August 2010 through March 2011, Mr. Oberdorf consulted for Orchard Brands, a multi-channel marketer of men’s and women’s apparel for the 55+ market segment. From December 2008 through August 2010, Mr. Oberdorf was Executive Vice President and Chief Financial Officer of infoGROUP, Inc., which provides business and consumer databases for sales leads and mailing lists, database marketing services, data processing services, e-mail marketing, market research, and sales and marketing solutions. From June 2006 through 2008, Mr. Oberdorf was Senior Vice President, Chief Financial Officer and Treasurer of Getty Images Inc., the world’s leading creator and distributor of still imagery, footage and multi-media products, as well as a recognized provider of other forms of premium digital content, including music. From March 2002 through June 2006, Mr. Oberdorf was Senior Vice President, Chief Financial Officer and Treasurer of CMGI, Inc., a supply chain management, marketing distribution and ecommerce solutions company, where he served as a consultant from November 2001 through February 2002. From February 1999 through October 2001, Mr. Oberdorf was Senior Vice President and Chief Financial Officer of Bertelsmann AG’s subsidiary, BeMusic Direct, a direct-to-consumer music sales company. From January 1981 through January 1999, Mr. Oberdorf served in various capacities at Readers Digest Association, Inc., most recently as Vice President Global Books & Home Entertainment—Finance. As a result of these and other professional experiences, Mr. Oberdorf possesses particular knowledge and experience in manufacturing and accounting, finance, capital markets, and public company experience that strengthen the Board’s collective qualifications, skills, and experience.

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Mr. Kozin has served as a one of our directors since 2006. Mr. Kozin served as President of L.E.K. Consulting from 1997 through 2011 and as a senior Advisor from 2011 through 2018. In December 2020, Mr. Kozin joined the Board of Vascular Biogenics (Nasdaq: VBLT), a late stage oncology company, as Vice Chairman and was appointed Chairman in July 2021. In January 2013, Mr. Kozin joined the Strategic Advisory Board of Healthcare Royalty Partners where he is Chairperson. Previously, Mr. Kozin served on the boards of directors of Isleworth Healthcare Acquisition Corporation, Endocyte (sold to Novartis), OvaScience, Inc (merged with Millendo Therapeutics), Dyax (sold to Shire), Frequency Therapeutics, Flex Pharma, Crunchtime! Information Systems, Medical Simulation Corporation, Brandwise, Lynx Therapeutics, Inc. Assurance Medical, Inc., and Dicerna (sold to Novo Nordisk). As a result of these and other professional experiences, Mr. Kozin possesses particular knowledge and experience in strategic planning and leadership consulting of complex organizations that strengthen the Board’s collective qualifications, skills, and experience.

Mr. Croteau has served as one of our directors since December 2015. Presently Mr. Croteau is the CEO of Corza Medical, a private equity-backed company that specializes in high performance wound closure products, biosurgical products and surgical knives. Mr. Croteau's prior company, Surgical Specialties Corporation, was acquired in January 2021 and was simultaneously combined with the Tachosil Business from Takeda Pharmaceuticals to form Corza Medical. Corza Medical has a global sales and marketing organization and operates manufacturing facilities in the United States, China, England, Germany, and Mexico. Mr. Croteau was the Chief Executive Officer of Vention Medical from January 2011 until March 2017, when he resigned in connection with the acquisition of Vention Medical by Nordson Corporation and the divestiture of the Vention Device Manufacturing Services business unit to MedPlast Inc. Vention Medical provides component manufacturing, assembly and design services for disposable medical devices, with fourteen facilities across the United States, Central America, Ireland and Israel. Prior to assuming his role with Vention Medical, Mr. Croteau was President of FlexMedical from July 2005 through December 2010. FlexMedical is the medical division of Flex (Nasdaq: FLEX), which provides manufacturing and supply chain services for disposable medical devices, medical equipment, and drug delivery devices. From July 2004 to June 2005, Mr. Croteau served as the Executive Vice President and General Manager of Orthopedics for Accellent (renamed Lake Region Medical in 2014 and now a division of Integer), a manufacturer of specialty components and finished medical devices used in orthopedic, cardiology, and surgical devices. From August 1999 to June 2004, Mr. Croteau served as an executive at MedSource Technologies, which was merged in June 2004 with UTI Corporation to form Accellent. As Senior Vice President at MedSource Technologies, Mr. Croteau was responsible for sales, marketing, strategy and acquisitions. Prior to entering the medical device industry in 1999, Mr. Croteau spent the majority of his career in various roles at General Electric, and working as a consultant for Booz & Company in Sydney, Australia. Mr. Croteau has a Bachelor of Science degree in mechanical engineering from the University of Vermont and a Master of Business Administration from Harvard Business School. Since May 2019, Mr. Croteau has served on the board of directors of Resonetics, a privately held laser manufacturing services company providing micro components to global medical device companies. From October 2014 to March 2018 and from July 2020 to present, Mr. Croteau also served as a member of the board of directors of Inventus Power, a privately held, global manufacturer of custom battery packs, chargers and portable power supply systems. As a result of these and other professional experiences, Mr. Croteau possesses knowledge and experience in manufacturing and design, particularly in the medical device industry, that strengthen the Board’s collective qualifications, skills and experience.

Ms. Feldmann has served as one of our directors since June 2017. In March 2022, Ms. Feldmann joined the board of Alexandria Real Estate Equities, Inc. (NYSE: ARE), an urban office real estate investing trust focused on collaborative life science, agtech and technology campuses in AAA innovation cluster locations. She serves on the Alexandria board’s Science and Technology Committee. In September 2020, Ms. Feldmann joined the board of Frequency Therapeutics, Inc. (Nasdaq: FREQ), a clinical-stage biotechnology company focused on harnessing the body’s innate biology to repair or reverse damage caused by a broad range of degenerative diseases, and she chairs Frequency’s Audit Committee. Since 2005, Ms. Feldmann has served on the board of directors of STERIS PLC (NYSE: STE), a provider of infection prevention, decontamination, and health science technologies, products and services, with a market cap of $16 billion. She chairs the STERIS Nominating & Governance Committee and previously chaired and is a current member of the Audit Committee. Ms. Feldmann also served from 2003 to January 1, 2018 on the board of directors of Hanger Inc. (NYSE: HNGR), a provider of orthotic and prosthetic services and products, and the largest orthotic and prosthetic managed care network in the U.S. Ms. Feldmann served on the Audit Committee, including as Chair of the Audit Committee, the Compensation Committee and the Quality and Technology Committee of Hanger. Ms. Feldmann currently serves on the board of directors and is a member of the Finance Committee of Falmouth Academy, an academically rigorous, co-ed college preparatory day school for grades 7 to 12. Ms. Feldmann previously served as a director (and chair of the Audit Committee and as a member of the Nominating and Governance, Compensation, and Quality and Technology Committees) of Heartware International, Inc., a Nasdaq-listed medical device company, from 2012 until its acquisition by Medtronic in August 2016. Previously, Ms. Feldmann had a 29-year career in public accounting; she was Partner at KPMG LLP, holding various leadership roles in the firm’s Medical Technology and Health Care & Life Sciences industry groups and was National Partner-in-Charge of the Life Sciences practice for Coopers & Lybrand (now PricewaterhouseCoopers LLP), among other leadership positions she held during her career there. Ms. Feldmann was a founding board member of Mass Medic, a Massachusetts trade association for medical technology companies, where she also served as treasurer and as a member of the board's Executive Committee during her tenure from 1997 to 2001. Ms. Feldmann is a retired CPA and holds a Masters Professional Director Certification from the American College of Corporate Directors. As a result of these and other professional experiences, Ms. Feldmann possesses particular knowledge and experience in accounting, finance, and capital markets, and public company experience particularly in the medical device industry, that strengthen the Board’s collective qualifications, skills and experience.

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Mr. Hassett is a new nominee for Director of the Company. Presently, Mr. Hassett is Senior Vice President and Chief Operating Officer of the Maxim Business, a $2.5 billion business acquired by Analog Devices, Inc. on August 26, 2021. Mr. Hassett joined Analog Devices in 1982 after graduating from the University of Limerick with a B.Sc in manufacturing engineering. He has held various leadership roles of increasing responsibility during his tenure with the company, including VP of Manufacturing for Assembly & Test Operations; Senior VP of Global Operations & Technology; Senior VP of Industrial and Consumer Business, and Senior VP of Corporate Integration Management. Mr. Hassett also holds a Master of Business Administration from the University of Limerick. As a result of these professional experiences, Mr. Hassett possesses particular knowledge and experience in strategic and operational efforts related to merger & acquisition transactions and extensive experience as a global leader in revenue generation, operations, and engineering management that strengthens the Board’s collective qualifications, skills, and experience.

Ms. Hudson is a new nominee for Director of the Company. Presently, Ms. Hudson is the President and CEO and Executive Board Member of Chapman Partnership, a $70 million nonprofit organization providing housing and comprehensive programs and services to the homeless population in Miami and Homestead, Florida. Ms. Hudson serves as an executive Board Member and on the Governance Committee for MTF Biologics, an Operating Advisor for Revival Healthcare Partners; and Ms. Hudson served as a Board Member for Baxter Foundation; and Board Member of Kohl Children’s museum from 2013 to 2016. From April, 2016 to January, 2018, Ms. Hudson was the President of Global Franchises and Innovation for ConvaTec, a $1.8 Billion international medical products and technologies company. From December, 2013 to March, 2016, Ms. Hudson served in various strategic leadership roles for Baxter, Inc., a $10.7 billion company that develops, manufactures, and markets products providing a broad portfolio of essential renal hospital products including home, acute and in-center dialysis; sterile IV solutions; and infusion systems and devices. Before joining Baxter, Ms. Hudson was the VP of continuous Improvement & Transformation for Hospira, Inc (now Pfizer), a $4 billion world leader in specialty generic injectable pharmaceuticals, generic acute-care and oncology injectables, integrated infusion therapy devices and medication management solutions. From May 2005 to July 2013, Ms. Hudson served as General Manager of Medication Management Systems, VP of Global Marketing for On-Market Product Strategies Devices, VP of Marketing – US Region Medication Management Systems, and VP of Continuous Improvement and Transformation. Between August 1999 and February 2005, Ms. Hudson served in various leadership roles for Aon Corporation, an $8 billion risk management, retail, reinsurance & wholesale brokerage, claims management, specialty services and human capital consulting services company; and Household International, an $8 billion financial service provider of consumer loans, credit cards, auto finance and credit insurance products in the US, UK and Canada. Ms. Hudson holds a Master of Business Administration from Harvard Business School and a BS from Alabama A&M University. She was recognized as a Top 50 Business Leader of Color in 2015. As a result of these experiences, Ms. Hudson possesses the knowledge and leadership experience, particularly in the medical products and technologies industries that strengthens the Board’s collective qualifications, skills and experience.

Vote Required

Directors are elected by a plurality of the votes cast by stockholders entitled to vote at the Meeting. Votes withheld and broker non-votes will not have any effect on this proposal. Accordingly, the nominees receiving the highest number of “for” votes at the Meeting will be elected as directors. Proxies solicited by the Board will be voted “for” the nominees listed above unless a stockholder has indicated otherwise in the proxy.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE NOMINEES LISTED ABOVE AS STANDING FOR ELECTION AT THE MEETING, TO SERVE UNTIL THE ANNUAL MEETING OF OUR STOCKHOLDERS IN 2023, AS DESCRIBED ABOVE.

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EXECUTIVE OFFICERS

The names of our current executive officers, who are not also members of our Board of Directors, and certain biographical information furnished by them, are set forth below:

Name	Age	Title
Ronald J. Lataille	60	Senior Vice President, Treasurer, and Chief Financial Officer
Mitchell C. Rock	54	President, MedTech
Christopher P. Litterio	59	General Counsel, Secretary, and Senior Vice President of Human Resources
Steven G. Cardin	58	Vice President, Chief Operating Officer, MedTech
Jason Holt	48	Vice President and General Manager, Advanced Components

Mr. Lataille joined the Company in November 1997 as our Chief Financial Officer. Prior to joining us, Mr. Lataille served as Vice President, Treasurer and Chief Financial Officer of Little Switzerland, Inc., from 1991 through October 1997. He also served as interim President and Chief Executive Officer of Little Switzerland from October 1994 through October 1995. From 1984 to 1991, Mr. Lataille, a former certified public accountant, was employed by Coopers & Lybrand.

Mr. Rock initially joined the Company in 1991 and served as Director, Sales and Marketing of our Moulded Fibre division (now “Molded Fiber”). From May 1999 through October 2000, Mr. Rock served as Vice President Sales and Business Development of Esprocket, an internet start up company. Mr. Rock rejoined us in April 2001 as Vice President, Sales and Marketing of our Moulded Fibre division and served as our Vice President of Sales and Marketing from May 2002 to June 2014. From June 2014 to June 2021, Mr. Rock served as our Senior Vice President of Sales and Marketing, and from January 1, 2020 to June 2021, Mr. Rock also served as General Manager, Medical. Since June 2021, Mr. Rock has served as President, UFP MedTech. Since 2016, Mr. Rock has also served on the board of directors of Outlook Amusements, Inc., an entertainment company specializing in advice-based products and services.

Mr. Litterio joined the Company in November 2017 as our first General Counsel and Senior Vice President of Human Resources. From 1989 until 2017, Mr. Litterio was engaged in the private practice of law at Ruberto, Israel & Weiner, PC, a Boston-based law firm, where he focused on complex business litigation and employment law. From 2005 until 2017, he served as the firm’s managing partner, and from 2000 until 2005, he was the chair of the firm’s litigation department.

Mr. Cardin joined the Company in 2019 as Chief Operating Officer of the MedTech business. In June of 2021, the Board of Directors promoted him to Vice President. Prior to joining the Company, Mr. Cardin spent 27 years in a variety of leadership positions in the medical device industry for OEMs and contract manufacturers. Just prior to joining the Company, Mr. Cardin served as President of Viant Medical, a Tier 1 contract manufacturer of medical components and devices. Before entering the medical manufacturing field, Mr. Cardin, a graduate of the United States Military Academy, served as a Captain in the United States Army.

Mr. Holt joined the Company in 2018 as General Manager and in June of 2021 was appointed Vice President by the Board of Directors. Mr. Holt is responsible for the Advanced Components portion of the Company’s business. From 2004-2018, Mr. Holt held a number of leadership positions at a Fortune 200 company, Illinois Tool Works, where he ultimately became Vice President and General Manager of a $100+ million business unit.

Executive officers are chosen by and serve at the discretion of our Board of Directors.

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CORPORATE GOVERNANCE

Corporate Governance Framework

Our Board of Directors has adopted a set of corporate governance guidelines and, as described in further detail below, a Code of Ethics that applies to all directors, officers and employees. The guidelines and Code of Ethics, together with the charters of the standing committees of our Board of Directors, our certificate of incorporation, and bylaws, are the framework of our corporate governance. Our governance materials are available on our website, www.ufpt.com/investors/governance.html.

Meetings of the Board of Directors

Our Board of Directors held four meetings during 2021. Each director attended at least 75% of the aggregate of all meetings of the Board of Directors and each committee each such director served on during 2021. All our directors are encouraged to attend our Annual Meeting of Stockholders. All our directors were in attendance at our 2021 Annual Meeting.

Independence, Diversity, Leadership Structure and Board Committees

Independence

Our Common Stock is listed on the NASDAQ Stock Market LLC, or Nasdaq, and Nasdaq’s listing standards relating to director independence apply to us. The Board of Directors has determined that the following current directors are independent under applicable Nasdaq listing standards: Messrs. Croteau, Kozin, Oberdorf and Pierce, and Mses. Quinn and Feldmann. In making its independence determination with respect to Mr. Croteau, the Board of Directors determined that Mr. Croteau’s position as Chief Executive Officer of one of our customers, Corza Medical (formerly Surgical Specialties Corporation), also did not impair his independence. The Board of Directors has also determined that Mr. Hassett and Ms. Hudson, if elected, will qualify as independent directors under applicable Nasdaq listing standards.

Diversity

We strive to have the members of our Board of Directors possess a diverse set of skills and background so as to best provide guidance to the management team and oversight to the Company. While the Nominating Committee does not have a formal policy in this regard, the Nominating Committee views diversity broadly to include a diversity of experience, skills and viewpoint, as well as diversity of gender and race. The Nominating Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. Skills sought include financial, capital markets, manufacturing, engineering, executive leadership, sales and marketing, organizational growth, human resources and strategic planning. We believe our Board of Directors has a minimum of one director for each of these skills.

Under Nasdaq’s Board diversity rule, approved by the SEC in August 2021, companies listed on Nasdaq’s U.S. exchange are required, subject to a phase-in period and certain exceptions, to (a) publicly disclose board-level diversity statistics using a standardized matrix and (b) have, or explain why they do not have, at least two directors who are diverse, including at least one diverse director who self-identifies as female and at least one diverse director who self-identifies as an underrepresented minority or LGBTQ+. The new rule is aimed at encouraging a minimum board diversity objective for companies and provide stockholders with consistent, comparable disclosures concerning a company’s current board composition.

Under the phase-in transition rules, the Company is required have, or provide an explanation why it does not have, (x) at least one diverse director by August 6, 2023, and (y) at least two diverse directors by August 6, 2026. Nasdaq-listed companies are required to provide a board diversity matrix by the later of August 6, 2022 and the proxy statement filed in connection with its 2022 annual meeting of stockholders.  The Company is providing its board diversity matrix in this Proxy Statement. The table below highlights certain information regarding the current composition of our Board of Directors, as well as our Board of Directors if our current director nominees are elected, as self-identified by the director or director nominee.

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Current Board Diversity Matrix (as of 12/31/2021)

Board Size
Total Number of Directors	7
	Male	Female	Non-Binary	Did not Disclose Gender
Gender Identity
Directors	5	2
Number of Directors who Identify in Any of the Categories Below
African American or Black
Alaskan Native or Native American
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	5	2
Two or More Races or Ethnicities
LGBTQ+
Did not Disclose Demographic Background

Proposed Board Diversity Matrix

Board Size
Total Number of Directors	7
	Male	Female	Non-Binary	Did not Disclose Gender
Gender Identity
Directors	5	2
Number of Directors who Identify in Any of the Categories Below
African American or Black		1
Alaskan Native or Native American
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	5	1
Two or More Races or Ethnicities
LGBTQ+
Did not Disclose Demographic Background

Leadership Structure

As noted above, our Board of Directors is currently comprised of seven directors, six of whom are independent under applicable standards. Mr. Pierce and Ms. Quinn are not standing for re-election. The Board has nominated Mr. Hassett and Ms. Hudson to fill these vacancies. Assuming the nominees, including Mr. Hassett and Ms. Hudson, are elected at the Meeting, six of the Company’s seven directors will be independent under applicable standards.

Mr. Bailly has served as Chief Executive Officer and member of the Board since January 1, 1995. He has served as Chairman of the Board since 2006.

We recognize that different board leadership structures may be appropriate for companies in different situations and believe that no one structure is suitable for all companies. We believe our current board leadership structure is optimal for us because it demonstrates to our employees, suppliers, customers, and other stakeholders that we are under strong leadership, with a single person setting the tone and having primary responsibility for managing our operations. A single leader for both the Company and the Board of Directors eliminates the potential for confusion or duplication of efforts and provides us with clear leadership.

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Because the positions of Chairman of the Board and Chief Executive Officer are held by the same person, the Board also believes it is appropriate for the independent directors to elect one independent director to serve as a Lead Independent Director. In addition to presiding at executive sessions of independent directors, the Lead Independent Director has the responsibility to: (1) coordinate with the Chairman of the Board and Chief Executive Officer in establishing the agenda and topic items for Board meetings; (2) retain independent advisors on behalf of the Board as the Board may determine is necessary or appropriate; and (3) perform such other functions as the independent directors may designate from time to time. Mr. Croteau currently serves as the Lead Independent Director, a position he has held since July 2021. Mr. Kozin served as the Lead Independent Director from January 2015 through June 2021.

Our overall leadership structure consists of a single individual serving as Chief Executive Officer and Chairman of the Board, with independent and experienced directors making up the majority of our Board and independent oversight provided by our Lead Independent Director.  We believe that this structure is beneficial to us and our stockholders.

Risk Oversight

Our Board of Directors is responsible for providing guidance and overseeing our strategic objectives and corresponding risk management process. The Board focuses on our general risk management strategy, the most significant risks facing us, and ensures that appropriate risk mitigation strategies are implemented by management. The Board is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters.

The Board of Directors has delegated to the Audit Committee oversight of certain aspects of our risk management process. Among its duties, the Audit Committee reviews with management (a) our policies with respect to risk assessment and risk management as well as our significant areas of financial risk exposure and (b) steps management has taken to monitor and control such exposure, including our system of disclosure controls and procedures and system of internal controls over financial reporting. Our Audit Committee reviews our environmental, social and governance initiatives, as well as the Company’s information security procedures. Our Compensation Committee also considers and addresses risk as it performs its committee responsibilities. Both committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise level risk.

Our management is responsible for day-to-day risk management. Our Treasury, Finance, and Internal Audit functions serve as the primary monitoring and testing function for company-wide policies and procedures and manage the day-to-day oversight of the risk management strategy for the ongoing business. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, and compliance and reporting levels.

We believe the division of risk management responsibilities described above is an effective approach for addressing the risks we face, and our Board leadership structure supports this approach.

Code of Ethics

Pursuant to Section 406 of the Sarbanes-Oxley Act of 2002, we have adopted a Code of Ethics for Senior Financial Officers that applies to our principal executive officer, principal financial officer, principal accounting officer, controller, and other persons performing similar functions. We also have in place a Code of Business Conduct and Ethics that is applicable to all of our directors, officers and employees. We require all of our directors, officers and employees to adhere to this code in addressing legal and ethical issues that they encounter in the course of doing their work. This code requires our directors, officers, and employees to avoid conflicts of interest, comply with all laws and regulations, conduct business in an honest and ethical manner and otherwise act with integrity. The Code of Ethics for Senior Financial Officers, as amended, is available at our website, www.ufpt.com/investors/governance.html as an attachment to our Code of Business Conduct and Ethics. We intend to satisfy the disclosure requirement under Item 5.05 of Current Report on Form 8-K regarding an amendment to, or waiver from, a provision of this code by posting such information on our website, at the address specified above.

Environmental, Social & Governance (ESG)

The Company has established an ESG Committee to develop and prioritize ESG initiatives, including the development of ESG goals to incorporate to the Company’s future strategy. The Committee includes senior officers of the Company. The Committee has retained external consultants to assist in developing a framework that identifies issues and opportunities relevant to the Company’s operations, and that includes metrics that will allow us to measure our progress against our ESG goals.

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Nominating Committee

The Board of Directors has a Nominating Committee, which met on one occasion in 2021, and is currently composed of Messrs. Kozin, Oberdorf, Croteau and Pierce, and Mses. Quinn and Feldmann, each of whom is an independent director under applicable Nasdaq standards. Mr. Kozin serves as Chair. Director nominees are selected by the Nominating Committee. Each of Mr. Hassett and Ms. Hudson were nominated by the Nominating Committee after being identified by a third party search firm. The Nominating Committee operates pursuant to a written charter (the “Nominating Committee Charter”) that was adopted by the Board of Directors and that complies with applicable Nasdaq listing standards. The Nominating Committee Charter is available at our website, www.ufpt.com/investors/governance.html. The Nominating Committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the Nominating Committee may consider all factors it deems relevant, such as a candidate’s independence, character, ability to exercise sound judgment, diversity, age, demonstrated leadership, skills, including financial literacy and experience in the context of the needs of the Board, and concern for the long-term interests of the stockholders. The Nominating Committee does not assign any particular weight or importance to any one of these factors but rather considers them as a whole. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to recommend a candidate for election as a director at the 2023 Annual Meeting of Stockholders, it must follow the procedures described in “Stockholder Proposals and Nominations for Director” below.

Compensation Committee

The Board of Directors has a Compensation Committee, which met on six occasions in 2021, and is currently composed of Messrs. Kozin and Croteau and Ms. Quinn, each of whom is an independent director under applicable Nasdaq standards. Ms. Quinn serves as the Chair. The Compensation Committee operates pursuant to a written charter (the “Compensation Committee Charter”) that was adopted by the Board of Directors and that complies with applicable Nasdaq listing standards. The Compensation Committee Charter is available at our website, www.ufpt.com/investors/governance.html. Under the provisions of the Compensation Committee Charter, the primary functions of the Compensation Committee include determining salaries and bonuses for our executive officers, individuals to whom stock options, and other equity-based awards are granted, and the terms upon which such grants and awards are made, adopting incentive plans, overseeing risks associated with our compensation policies and practices, evaluating the performance of our executive officers, reviewing with management compensation disclosures to be included in our filings with the Securities and Exchange Commission (“SEC”), and determining director compensation, benefits and overall compensation. The Compensation Committee has the sole discretion and express authority to retain and terminate any compensation consultant, including sole authority to approve the consultant’s fees and other retention terms.

For a further description of our determination of executive and director compensation, see “Executive Compensation” below.

Audit Committee

The Board of Directors has an Audit Committee, which met on seven occasions in 2021, and is currently composed of Ms. Feldmann and Messrs. Pierce and Oberdorf, each of whom meets the enhanced independence standards for audit committee members set forth in applicable SEC rules and Nasdaq listing standards. Ms. Feldmann serves as Chair. The Board of Directors had determined that each of Ms. Feldmann and Mr. Oberdorf qualifies as an “audit committee financial expert”, as defined by applicable SEC rules. The Audit Committee operates pursuant to a written charter (the “Audit Committee Charter”) that was adopted by the Board of Directors and that complies with currently applicable SEC rules and Nasdaq listing standards. The Audit Committee Charter is available at our website, www.ufpt.com/investors/governance.html. Under the provisions of the Audit Committee Charter, the primary functions of the Audit Committee are to assist the Board of Directors with oversight of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the qualifications, independence, appointment, retention, compensation and performance of our registered public accounting firm and (iv) the review and assessment of our system of internal controls and procedures. The Audit Committee is also responsible for overseeing management’s maintenance of “whistle-blowing” procedures, the review and approval of all related-party transactions and the oversight of certain other compliance matters. See “Report of the Audit Committee” below.

Report of the Audit Committee

The Audit Committee of the Board of Directors is comprised of three independent directors, each of whom meet the enhanced independence standards for audit committee members set forth in applicable SEC rules and Nasdaq listing standards. Each of Ms. Feldmann and Messrs. Pierce and Oberdorf has served on the Audit Committee from the beginning of fiscal year 2021 through the date of this Proxy Statement, with Ms. Feldmann serving as Chair. The Board of Directors had determined that each of Ms. Feldmann and Mr. Oberdorf qualifies as an “audit committee financial expert”, as defined by applicable SEC rules.

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The Audit Committee operates pursuant to the Audit Committee Charter, which is available at our website, www.ufpt.com/investors/governance.html. Under the provisions of the Audit Committee Charter, the primary functions of the Audit Committee are to assist the Board of Directors with oversight of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the qualifications, independence, appointment, retention, compensation and performance of our registered public accounting firm and (iv) the review and assessment of our system of internal controls and procedures. The Audit Committee is also responsible for overseeing management’s maintenance of “whistle-blowing” procedures, the review and approval of all related-party transactions, review of our environmental, social and governance initiates, and oversight of the Company’s information security procedures and certain other compliance matters.

The Audit Committee has:

•	Reviewed and discussed with management our audited financial statements as of and for the year ended December 31, 2021;

•	Discussed with Grant Thornton, our independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;

•	Received and reviewed the written disclosures and the letter from Grant Thornton required by applicable requirements of the PCAOB regarding Grant Thornton’s communications with the Audit Committee concerning independence, and discussed with Grant Thornton Grant Thornton’s independence; and

Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements referred to above be included in our Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.

By the Audit Committee of the Board of Directors:
Cynthia L. Feldmann, Chair Thomas Oberdorf Robert W. Pierce, Jr.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of April 11, 2022, with respect to the beneficial ownership of our Common Stock by each director, each nominee for director, each named executive officer in the Summary Compensation Table under “Executive Compensation” below, all executive officers and directors as a group, and each person known by us to be the beneficial owner of 5% or more of our Common Stock. This information is based upon information received from or on behalf of the named individuals. Unless otherwise indicated, (i) each person identified possesses sole voting and investment power with respect to the shares listed and (ii) the address for each person named below is: c/o UFP Technologies, Inc., 100 Hale Street, Newburyport, Massachusetts 01950.

Name	Shares of Common Stock Beneficially Owned	Percentage of Class(1)
R. Jeffrey Bailly	438,399	5.80%
Daniel Croteau(2)(3)	22,442	*
Mitchell C. Rock	12,598	*
Ronald J. Lataille	71,933	*
Thomas Oberdorf(2)(3)	63,327	*
Marc Kozin(2)(3)	35,034	*
Cynthia L. Feldmann(2)(3)	14,325	*
Symeria Hudson	0	*
Joseph John Hassett	0	*
Robert W. Pierce, Jr.(2)(3)(4)	83,422	1.10%
Lucia Luce Quinn(2)(3)(4)	25,340	*
Christopher P. Litterio(2)	14,231	*
Steven G. Cardin(5)	964	*
All executive officers and directors as a group (12 persons)(2)(3)(5)	784,643	10.24%

Thrivent Financial For Lutherans(6)	650,129	8.60%
901 Marquette Avenue, Suite 2500 Minneapolis, Minnesota 55402
Blackrock, Inc (7)	449,271	5.94%
55 East 52nd Street New York, NY 10055
Renaissance Technologies LLC(8)	435,373	5.76%
800 Third Avenue New York, NY 10022
AltraVue Capital, LLC(9)	387,741	5.13%
11747 NE 1st Street, Suite 205 Bellevue, Washington 98005

____________________________

*	Less than one percent

(1)	Based upon 7,561,495 shares of Common Stock outstanding as of April 11, 2022.

(2)	Includes shares issuable pursuant to stock options currently exercisable or exercisable within 60 days after April 11, 2022, as follows: 14,986 for Daniel Croteau, 21,199 for Thomas Oberdorf, 7,024 for Marc Kozin, 10,804 for Cynthia L. Feldmann, 19,904 for Robert W. Pierce, Jr., 19,254 for Lucia Luce Quinn, and 5,500 for Christopher P. Litterio.

(3)	Includes 610 shares issuable to each non-employee director within 60 days of April 11, 2022 pursuant to the vesting of stock unit awards.

(4)	Mr. Pierce and Ms. Quinn are not standing for re-election at the Meeting.

(5)	Includes 130 shares issuable to Mr. Cardin within 60 days of April 11, 2022 pursuant to the vesting of stock awards.

(6)	Shares of Common Stock beneficially owned and the information in this footnote are based solely upon information contained in a Schedule 13G/A filed with the SEC by Thrivent Financial For Lutherans on February 14, 2022. As of December 31, 2021, Thrivent Financial For Lutherans had sole voting power over 6,509 shares, shared voting power over 643,620 shares, sole dispositive power over 6,509 shares, and shared dispositive power over 643,620 shares.
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(7)	Shares of Common Stock beneficially owned and the information in this footnote are based solely upon information contained in a Schedule 13G filed with the SEC by Blackrock, Inc. on February 1, 2022. As of December 31, 2021, Blackrock, Inc. had sole voting power over 439,243 shares, and sole dispositive power over 449,271 shares.

(8)	Shares of Common Stock beneficially owned and the information in this footnote are based solely upon information contained in a Schedule 13G/A filed with the SEC by Renaissance Technologies LLC on February 11, 2022. As of December 31, 2021, Renaissance Technologies LLC had sole voting power over 435,373 shares, and sole dispositive power over 435,373 shares.

(9)	Shares of Common Stock beneficially owned and the information in this footnote are based solely upon information contained in a Schedule 13G/A filed with the SEC by AltraVue Capital, LLC on February 8, 2022. As of December 31, 2021, AltraVue Capital, LLC had sole voting power over 101,934 shares, sole dispositive power over 278,111 shares, and shared dispositive power over 109,630 shares.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Introduction and Scope

This Compensation Discussion and Analysis (“CD&A”) is intended to provide a context for the disclosures contained in this Proxy Statement with respect to our “named executive officers.” Our named executive officers are determined in accordance with SEC rules. Under such rules, our named executive officers for fiscal 2021 were Messrs. R. Jeffrey Bailly, Ronald J. Lataille, Mitchell C. Rock, Christopher P. Litterio and Steven G. Cardin. The 2021 compensation of our named executive officers is detailed in the tables that follow this section.

Our compensation programs are determined by the Compensation Committee of the Board of Directors, which has the ongoing responsibility for establishing, implementing, and monitoring our executive compensation programs. The Compensation Committee operates in accordance with the Compensation Committee Charter that was adopted by the Board of Directors and that complies with applicable Nasdaq listing standards. The Compensation Committee Charter is available at our website, www.ufpt.com/investors/governance.html.

Executive Summary

We are an innovative designer and custom manufacturer of components, subassemblies, products and packaging utilizing highly specialized foams, films, and plastics primarily for the medical market. We manufacture our products by converting raw materials using laminating, molding, radio frequency and impulse welding and fabricating manufacturing techniques. We are an important link in the medical device supply chain and a valued outsource partner to many of the top medical device manufacturers in the world. Our single-use and single-patient devices and components are used in a wide range of medical devices, disposable wound care products, infection prevention, minimally invasive surgery, wearables, orthopedic soft goods, and orthopedic implant packaging.

We are diversified by also providing highly engineered products and components to customers in the automotive, aerospace and defense, consumer, electronics and industrial markets. Typical applications of its products include military uniform and gear components, automotive interior trim, athletic padding, environmentally friendly protective packaging, air filtration, abrasive nail files, and protective cases and inserts.

Our industry is fragmented across numerous competing entities. Our ability to compete effectively depends to a large extent on our ability to identify, recruit, develop and retain key management personnel. We believe this requires a competitive compensation structure as compared to other companies of a similar size in the same or similar industries.

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The compensation programs for our named executive officers are designed to align compensation objectives with our business strategies and to encourage our executives to focus on creating stockholder value. While it is critical that our compensation programs allow for the recruitment and retention of highly qualified executives, it is also important that these programs are variable in nature such that performance is a key factor in realizing value. Accordingly, our programs combine competitive base salaries with annual cash incentives and long-term equity incentives. Specifically, we structure our named executive officer compensation to include:

•	Competitive base salary;

•	Stock grant (Chief Executive Officer only);

•	Performance-based cash incentive bonus;

•	Long-term incentives in the form of time-based and time- and performance-based restricted stock awards; and

•	Other common perquisites.

The compensation programs for the named executive officers provide for a fixed dollar value in equity grants that are used to determine the number of time-based and time- and performance-based restricted stock awards granted to each executive officer at the current market price on the date of grant. The intent of this approach is to limit the amount of compensation variability resulting solely from fluctuations in our stock price while still providing variability in compensation based upon the achievement of financial and individual objectives.

Governance Developments

The Compensation Committee and/or the Board of Directors has taken the following steps to promote good corporate governance:

•	Expiration of Rights Plan—Through March, 2019, we had a stockholder rights plan designed to protect and enhance the value of our outstanding equity interests in the event of an unsolicited attempt to acquire us in a manner or on terms not approved by our Board of Directors and that would prevent stockholders from realizing the full value of their shares of our common stock. However, the rights may have had the effect of rendering more difficult or discouraging an acquisition; the rights may have caused substantial dilution to a person or group that attempted to acquire us on terms or in a manner not approved by our Board of Directors. On March 13, 2019, our Board of Directors voted not to replace the rights when they expired on March 19, 2019.

•	Declassification of our Board of Directors—In 2020, our Board of Directors and our stockholders approved an amendment to our Certificate of Incorporation to eliminate the classified structure of the Board of Directors and provide for the annual election of directors.

•	No Tax Gross-ups—We do not provide tax gross-ups to our named executive officers.

•	Anti-Hedging Policy—We established a policy prohibiting insider trading practices including the hedging of our stock by our employees, including our executive officers, and directors.

•	Anti-Pledging and Margin Account Policy—We established a policy prohibiting employees from holding our securities in a margin account or pledging our securities as collateral for a loan.

•	No Repricing of Stock Options—Our equity incentive plans prohibit the repricing of stock options or other equity awards without the consent of our stockholders.

•	Buyouts of Underwater Options—Our equity incentive plans prohibit us from buying out underwater stock options from our executive officers.

•	Stock Ownership Guidelines—We have adopted stock ownership guidelines for the named executive officers and independent directors that are described in more detail below.

•	Clawback Policy—We have adopted a clawback policy that is described in more detail below.

•	Independent Compensation Committee—Our Compensation Committee is comprised exclusively of independent directors.

•	Independent Consultants—The independent consultants who provided benchmarking data with respect to the named executive officers do not provide services to us other than at the direction of the Compensation Committee.

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Philosophy and Objectives of our Compensation Programs

The primary objectives of our compensation programs are to:

•	Retain executive talent by offering compensation that is commensurate with pay at other companies of a similar size in similar industries, as adjusted for individual factors, and considering the complexity of our business;

•	Safeguard our interests and those of our stockholders;

•	Drive executive performance by having certain components of pay at risk and/or tied to our entity-wide and individual goal performance;

•	Be fair to employees, management and stockholders; and

•	Be well communicated and understood by program participants and stockholders.

The Compensation Committee believes that the most effective compensation program is one that provides a reasonable level of fixed income through competitive base salaries, equity grants and retirement benefits as well as additional rewards for achieving performance targets. The Compensation Committee also believes that these rewards should be in the form of both cash and non-cash and have some component subject to time-based vesting as a retention measure. Incentive cash bonuses are included to drive executive performance by having pay at risk so that a significant portion of potential annual cash compensation is tied to profitability targets. We also include time-based and time- and performance-based restricted stock awards as a significant element of prospective executive compensation, so that the value of a portion of an executive’s compensation is dependent upon both continued, long-term employment and company-wide performance measures.

Our Decision-Making Process

The Role of the Compensation Committee—The Compensation Committee oversees the compensation and benefit programs for the named executive officers. The Compensation Committee is comprised solely of independent directors of the Board. The Compensation Committee works closely with management to examine the effectiveness of our executive compensation program. Details of the Compensation Committee’s authority and responsibilities are specified in the Compensation Committee Charter, which is available at our website, www.ufpt.com/investors/governance.html.

The Role of Management—The Chief Executive Officer also makes recommendations to the Compensation Committee about the compensation of our other named executive officers. The Compensation Committee considers the Chief Executive Officer’s recommendations before making a final determination of the compensation programs for the named executive officers. The Chief Executive Officer and the other named executive officers may not be present during voting or deliberations on his or her compensation.

Use of Compensation Consultants— In 2018, the Compensation Committee engaged Radford, a national compensation consulting firm, to perform an updated comprehensive comparative market study of the compensation programs offered to peer company executives and directors. The Compensation Committee used this information to evaluate and adjust executive and director compensation for fiscal 2021. The competitive assessment done by Radford included a survey of the following 15 companies:

•	Accuray, Inc.	•	Graham Corporation	•	Meridian Bioscience, Inc.
•	Atrion Corp	•	Harvard Bioscience, Inc.	•	OraSure Technologies, Inc.
•	CECO Environmental	•	Hurco Companies, Inc.	•	RTI Surgical, Inc.
•	Cutera, Inc.	•	Lantheus Holdings, Inc.	•	SeaSpine Holdings Corporation
•	DMC Global, Inc.	•	Lydall, Inc.	•	Surmodics, Inc.

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In 2022, the Compensation Committee engaged Aon, a national compensation consulting firm, to perform an updated comprehensive comparative market study of the compensation programs offered to peer company executives and directors, and to provide recommendations on the Company’s executive compensation. The Compensation Committee used this information to evaluate and adjust executive and director compensation for fiscal 2022 and plans to use this information thereafter, as well. The competitive assessment done by Aon included a survey of the following 14 companies:

•	Accuray, Inc.	•	CryoLife, Inc. (now Artivion)	•	Meridian Bioscience, Inc.
•	AngioDynamics Inc	•	Cutera, Inc.	•	OraSure Technologies, Inc.
•	Anika Thereapeutics, Inc.	•	DMC Global, Inc.	•	Orthofix Medical, Inc.
•	Atrion Corp	•	Integer Holdings Corp	•	SeaSpine Holdings Corporation
•	Avanos Medical, Inc.	•	Lantheus Holdings, Inc.	•

Principal Elements of the 2021 Compensation Program

There were five principal elements of compensation for the named executive officers during fiscal 2021:

•	Base salary;

•	Stock grant (Chief Executive Officer only);

•	Performance-based cash incentive bonus;

•	Long-term incentives in the form of time-based and time- and performance-based restricted stock awards; and

•	Other common perquisites.

Base Salary—The base salaries established by the Compensation Committee for our named executive officers for fiscal 2021 are set forth below.

Named Executive Officer	Annual Base Salary ($)
R. Jeffrey Bailly	$615,000
Ronald J. Lataille	$370,000
Mitchell C. Rock	$355,000
Christopher P. Litterio	$293,000
Steven G. Cardin	$295,000

Base salaries were reviewed by the Compensation Committee in light of the market competitive assessment done by Radford in 2018 and our philosophy of positioning executive compensation at or about the 50% percentile as compared to our peer group companies. Base salaries are reviewed by the Compensation Committee annually and, if appropriate, are adjusted. As detailed below under “Summary Compensation Table,” on February 15, 2022, the Compensation Committee approved increases to each of the above base salaries effective January 1, 2022.

Stock Grant— In accordance with the terms of his employment agreement, we annually grant to Mr. Bailly, our Chief Executive Officer, an award of Common Stock as a component of his overall compensation. The objective of this equity component is to greater align the Chief Executive Officer’s interests with those of our stockholders. The stock is typically issued to the Chief Executive Officer in the last two weeks of the fiscal year, assuming we continue to employ the Chief Executive Officer on that date. In 2021, consistent with the terms of his employment agreement, the Chief Executive Officer was granted shares valued at $400,000. See “Employment Contract” below.

Cash Incentive Bonus—In the beginning of each fiscal year, following approval by the Board of Directors of our strategic plan and budget, the Compensation Committee establishes, at its discretion, performance targets for the named executive officers’ cash incentive bonus. This performance-based cash bonus is based on the achievement of a combination of financial and individual objectives. Targeted payout levels were expressed as a percentage of base salary and established for each participant. An individual’s bonus components were determined by such individual’s title and/or role. Typically, the financial performance portion of the bonus fluctuates down and up based upon a degree by which our actual results fall short of or exceed the financial objective.

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For 2021, the financial objectives, which were established by the Compensation Committee at its meeting on February 22, 2021, were based upon targeted Adjusted Operating Income of $19,082,000. Adjusted Operating Income is operating income as adjusted to disregard (i) non-recurring restructuring charges related to plant closings and consolidations and (ii) the impact of acquired or disposed of operations during the fiscal year ended December 31, 2021. Actual Adjusted Operating Income was $21,364,112 for 2021.

Individual bonus objectives for the named executive officers, other than Mr. Bailly, were designed to reward the achievement of goals related to, among other things, the following: regulatory compliance, achievement of sales targets from both new and base business, acquisition execution, improved employee engagement, research and development, safety and quality compliance, return on invested capital and investor relations. Individual bonus objectives for Mr. Bailly were designed to reward the achievement of goals related to acquisitions, reduced manufacturing costs, safety and quality compliance and return on invested capital.

For 2021, the following cash incentive bonuses were awarded by the Compensation Committee based upon our financial performance as well as the targeted payout levels and individual performance measures for each named executive officer:

R. Jeffrey Bailly—Mr. Bailly’s targeted payout level was 82% of base salary, or $505,000, with $292,500 tied to our financial performance and $212,500 tied to individual goals. The financial component of the incentive bonus for Mr. Bailly fluctuates by 10% of the amount by which the actual Adjusted Operating Income exceeds the targeted Adjusted Operating Income, with a maximum financial component bonus of $700,000. To the extent that actual Adjusted Operating Income is less than 80% of targeted Adjusted Operating Income, the financial component of Mr. Bailly’s incentive bonus is zero. To the extent that actual Adjusted Operating Income equals or exceeds 80% of targeted Adjusted Operating Income but is less than targeted Adjusted Operating Income, the financial component of Mr. Bailly’s incentive bonus is determined as $146,250 (half of the targeted bonus) plus 3.83% of the amount by which actual Adjusted Operating Income exceeds 80% of targeted Adjusted Operating Income. Based upon our financial performance as well as an assessment of his performance for fiscal 2021, Mr. Bailly was awarded a total bonus amount of $733,200.

Ronald J. Lataille—Mr. Lataille’s targeted payout level was 40% of base salary, or $148,000. Based upon our financial performance as well as an assessment of his performance for fiscal 2021, Mr. Lataille was awarded a total bonus amount of $180,000.

Mitchell C. Rock—Mr. Rock’s targeted payout level was 40% of base salary, or $142,000. Based upon our financial performance as well as an assessment of his performance for fiscal 2021, Mr. Rock was awarded a total bonus amount of $171,000.

Christopher P. Litterio—Mr. Litterio’s targeted payout level was 40% of base salary, or $117,200. Based upon our financial performance as well as an assessment of his performance for fiscal 2021, Mr. Litterio was awarded a total bonus amount of $128,000.

Steven G. Cardin—Based upon our financial performance as well as an assessment of his performance for fiscal 2021, Mr. Cardin was awarded a total bonus amount of $110,000.

Long-term Incentives—it is our philosophy and that of the Compensation Committee to provide executives with long-term incentives and, thus, align their financial interests with those of our stockholders. We maintain a stock unit award program for the named executive officers under the 2003 Incentive Plan. The stock unit awards represent a right to receive shares of our Common Stock in varying amounts based on our achievement of certain financial performance objectives and time-based vesting requirements. For 2021, the following stock unit awards were approved by our Compensation Committee for grant to our named executive officers:

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	Threshold(1)(2)		Target Adjusted Operating Income of $19,082,000(1)(2)		Exceptional Adjusted Operating Income of $21,944,300(1)(2)
	Number of shares	Grant Date Value	Number of shares	Grant Date Value	Number of shares	Grant Date Value
R. Jeffrey Bailly	5,427	$266,667	5,427	$266,667	5,427	$266,666
Ronald J. Lataille	3,307	$162,500	1,653	$81,250	1,653	$81,250
Mitchell C. Rock	3,307	$162,500	1,653	$81,250	1,653	$81,250
Christopher P. Litterio	1,628	$80,000	814	$40,000	814	$40,000
Steven G. Cardin	1,134	$60,000	567	$30,000	567	$30,000

____________________________

(1)	The “Threshold” stock unit awards are subject to time vesting only. The “Target” and “Exceptional” stock unit awards are also subject to financial performance objectives, established by the Compensation Committee as the achievement of 100% and 115%, respectively, of our targeted Adjusted Operating Income for fiscal 2021 of $19,082,000. Based upon our achievement of $21,364,112 in actual Adjusted Operating Income for our 2021 fiscal year, the Compensation Committee determined that the Target goal had been fully achieved and the Exceptional goal had been partially achieved. Accordingly, each named executive officer earned the number of stock unit awards set forth next to his name in the “Threshold” and “Target” columns above and 79.7% of the stock unit awards set forth next to his name in the “Exceptional” column.

(2)	One-third of these awards vested on March 1, 2022, one-third of these awards vest on March 1, 2023 and one-third of these awards vest on March 1, 2024, provided that we continuously employ the recipient through each such vesting date (except as set forth below) and the corresponding financial performance requirements are met. Except in the case of Mr. Bailly, any unvested stock unit awards shall terminate upon the cessation of a recipient’s employment with us. With respect to Mr. Bailly, in the event of a cessation of employment by us without Cause or by Mr. Bailly for Good Reason (as such terms are defined in his stock unit award agreement), all earned but unvested stock unit awards shall become immediately vested, regardless of such cessation of employment. In the event we undergo a Change in Control (as defined in the stock unit award agreement evidencing the award) all earned but unvested stock unit awards held by each of the named executive officers shall become fully vested immediately prior to the effective date of such Change in Control.

Other Practices, Policies & Guidelines

Stock Ownership Guidelines—we have adopted stock ownership guidelines for the named executive officers and independent directors. Under our stock ownership guidelines the Board has established a goal that (i) within five years after joining the Board, each non-employee director beneficially own shares of our stock valued at three times his or her annual base cash retainer fee, (ii) within five years after being appointed to his or her position, the Chief Executive Officer beneficially own shares of our stock valued at three times his or her base salary, and (iii) within five years after being appointed to his or her position, the other named executive officers beneficially shares of our stock valued at one times his or her base salary.

Claw-back Policy—we have adopted a policy that if we are required to prepare an accounting restatement due to our material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws, within the meaning of Section 304 of the Sarbanes-Oxley Act of 2002, our Chief Executive Officer and Chief Financial Officer shall reimburse us for any incentive bonus, or other incentive award or any equity award or profit earned from the sale of our securities, during the twelve-month period in which the financial statements applied.

Employee, Officer and Director Hedging—our personnel are prohibited from engaging in any of the following activities with respect to our securities: (a) hedging or other similar arrangements with respect to our securities, including, without limitation, (i) short sales and (ii) buying or selling puts or calls (excluding options we have granted); and (b) holding our securities in a margin account or pledging our securities as collateral for a loan.

Deferred Compensation Plan—in 2006, we implemented the UFP Technologies Executive Nonqualified Excess Plan (the “Deferred Compensation Plan”). Under the Deferred Compensation Plan, named executive officers and other key employees are eligible to defer up to 90% of base salary and 100% of bonus and/or commissions into the plan. Investments of the deferrals are directed by the participants and returns on the deferrals are determined accordingly. Employer contributions into the Deferred Compensation Plan are discretionary and determined by the Compensation Committee. No employer contributions were made in 2021.

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Supplemental Disability Insurance—named executive officers receive long-term disability insurance coverage to supplement our group long-term disability plan. The objective is to provide named executive officers with sufficient coverage to replace a significant portion of their wages in the event of disability. We pay the premiums, which amounted to approximately $39,556 in the aggregate for all named executive officers in 2021.

Profit Sharing/401(k) Plan—all employees, including named executive officers, who meet certain criteria are eligible to participate in the UFP Technologies, Inc. 401(k) Plan (the “401(k) Plan”). We match employee deferrals at a discretionary rate, which was 50% of employee deferrals up to a maximum of 2% of an employee’s eligible wages in 2021.

Perquisites—we provide welfare benefits to our named executive officers with officer contributions consistent with contributions to other UFP employees. The Chief Executive Officer is also eligible for additional perquisites including club and marina fees, life insurance and company-paid tax preparation fees. These Chief Executive Officer perquisites are offered principally to facilitate the Chief Executive Officer’s role as our representative within the community, and to entertain customers.

Policy on Equity-Based Award Timing and Pricing

Our Board of Directors adopted a policy whereby equity-based awards are only to be granted by majority vote of members of the Compensation Committee at a committee meeting. Our 2003 Incentive Plan establishes fair market value as the closing price on the date of grant of any equity security, including stock options, granted pursuant to such plan.

Stockholder Advisory Vote on Executive Compensation

In reviewing our 2021 compensation decisions and policies, we considered the results of our stockholders’ advisory vote to approve executive compensation, which was conducted at our 2021 annual meeting of stockholders last June. In the proxy statement provided to stockholders in connection with our 2021 annual meeting, our Board of Directors recommended that stockholders vote in favor of this proposal. The affirmative vote of a majority of the votes cast by the stockholders entitled to vote on this proposal at the 2021 annual meeting was required for advisory approval of this proposal. Over 91% of such shares were voted to approve, on an advisory basis, our executive compensation. We considered this vote as supportive of our compensation decisions and policies.

Compensation Committee Interlocks and Insider Participation

During 2021, the Compensation Committee was comprised of Lucia Luce Quinn, Marc Kozin and Daniel C. Croteau, none of whom were an employee or a current or former officer of the Company during such period. None of the Compensation Committee members had a relationship with the Company requiring disclosure during their service on the Compensation Committee.

Report of the Compensation Committee

The Compensation Committee of the Board of Directors of the Company has reviewed and discussed the foregoing Compensation Discussion and Analysis with management of the Company and, based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

By the Compensation Committee of the Board of Directors:

Lucia Luce Quinn, Chair

Marc Kozin

Daniel C. Croteau

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EXECUTIVE COMPENSATION

The following tables present information regarding compensation of each of the named executive officers for services rendered in fiscal years 2021, 2020 and 2019. A description of our compensation policies and practices as well as a description of the components of compensation payable to our named executive officers is included above.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary($)(1)	Stock Awards($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total
R. Jeffrey Bailly President, Chief Executive Officer	2021 2020 2019	$615,000 $600,000 $580,000	$1,145,947 $633,370 $963,350	$733,200 $299,500 $699,782	$125,354 $132,510 $84,900	$2,619,501 $1,665,380 $2,328,032
Ronald J. Lataille Senior Vice President, Treasurer, and Chief Financial Officer	2021 2020 2019	$370,000 $360,000 $345,000	$308,531 $137,500 $238,500	$180,000 $85,500 $165,000	$20,111 $26,578 $23,422	$878,642 $609,578 $771,922
Mitchell C. Rock President, MedTech	2021 2020 2019	$355,000 $345,000 $330,000	$308,531 $137,500 $238,500	$171,000 $81,300 $159,000	$19,556 $26,023 $22,952	$854,087 $589,823 $750,452
Christopher P. Litterio General Counsel, Secretary, and Senior Vice President of Human Resources	2021 2020 2019	$293,000 $285,000 $275,000	$151,892 $75,000 $133,600	$128,000 $66,500 $123,000	$15,551 $22,018 $18,853	$588,443 $448,518 $550,453
Steven G. Cardin Vice President, Chief Operating Officer, MedTech	2021 2020 2019	$295,000 $285,000 $159,000	$113,920 $30,000 $15,000	$110,000 $75,000 $60,000	$8,630 $8,401 $2,995	$527,550 $398,401 $236,995

____________________________

(1)	On February 15, 2022, based upon the market competitive assessment performed by Aon in 2022, the Compensation Committee approved increases in the base salaries of Messrs. Bailly, Lataille, Rock, Litterio and Cardin to $650,000, $420,000, $420,000, $338,000 and $310,000, respectively, effective January 1, 2022.

(2)	The amounts included in the “Stock Awards” column represent the grant date fair value of stock unit awards granted to the named executive officers. Amounts shown do not reflect compensation actually received by the named executive officer nor does it necessarily reflect the actual value that will be recognized by the named executive officer. Instead, the amount shown is the grant date fair value of restricted stock granted to the named executive officer computed in accordance with FASB ASC, Topic 718, Compensation—Stock Compensation. The assumptions used to calculate the value of restricted stock awards are set forth under Note 1(l)—Share-Based Compensation, to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. The grant date fair value is based upon the probable outcome of the performance conditions applicable to each award. Assuming the maximum share payout, which is earned when performance is at or above 115% of targeted Adjusted Operating Income, the grant date fair value of all stock awards granted in 2021 to each named executive officer would be as follows: for Mr. Bailly, $800,000; for Mr. Lataille, $325,000; for Mr. Rock, $325,000; for Mr. Litterio $160,000 and for Mr. Cardin, $120,000. In the case of Mr. Bailly, the amount also includes a grant of 6,178 shares of Common Stock issued on December 20, 2021 at the closing price of $64.75 on that date with a grant date fair value of $400,000.

(3)	Represents performance-based incentive bonuses earned in 2021, 2020 and 2019 that were paid in March 2022, 2021 and 2020, respectively.

(4)	Represents our payments for (i) 2021, 2020 and 2019, respectively, of tax preparation fees and club and marina fees for Mr. Bailly (2020 club and marina fees of $27,515); (ii) company-paid life insurance premiums for Mr. Bailly in the amount of $77,160, $77,160, and $44,500 in each of 2021, 2020 and 2019, respectively and (iii) car allowances, supplemental disability premiums, excess personal liability insurance premiums and 401(k) contributions for each of the named executive officers in 2021, 2020 and 2019.

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Employment Contract

On October 8, 2007, we entered into an employment agreement with Mr. Bailly, our President and Chief Executive Officer and the Chairman of our Board of Directors. The employment agreement is terminable by either party at any time, as provided below. On March 2, 2011, the employment was amended. Pursuant to the terms of the amendment, effective January 1, 2012, Mr. Bailly’s annual salary increased from not less than $300,000 to not less than $350,000, and the Annual Stock Grant Award (as defined below) changed from 25,000 shares of our Common Stock to $300,000 worth of shares of our Common Stock. On February 18, 2013 the employment agreement was again amended to provide that effective January 1, 2013, Mr. Bailly’s annual salary increased from not less than $350,000 to not less than $450,000, and the Annual Stock Grant Award changed from $300,000 worth of shares of our Common Stock to $400,000 worth of shares of our Common Stock. The amendment also eliminated the income tax gross-up on the Annual Stock Grant Award contemplated by the original employment agreement.

As amended, the employment agreement provides that Mr. Bailly will receive a minimum annual salary of $450,000 and consideration for discretionary bonuses. Pursuant to the agreement, Mr. Bailly will receive an annual stock grant award (the “Annual Stock Grant Award”) each year entitling him to receive on or before December 31 (the “Issue Date”) of each year an aggregate of $400,000 worth of shares of our Common Stock, provided that Mr. Bailly remains employed with us through the Issue Date of each such year. Annual Stock Grant Awards are to be made under our 2003 Incentive Plan.

Mr. Bailly’s employment agreement prohibits him from competing with us for a period of eighteen months following the termination of his employment for any reason. The employment agreement provides Mr. Bailly with certain other benefits, including the opportunity to participate in our stock plans, fringe benefit plans and other employment benefits as may be generally available to our senior executives, as well as for the direct payment or reimbursement of tax preparation fees, a car allowance, certain dues and fees relating to club memberships and other fringe benefits.

Under the terms of his employment agreement, if (i) if we terminate Mr. Bailly’s employment without Cause (as defined in the agreement), (ii) Mr. Bailly terminates his employment for Good Reason (as defined in the agreement), or (iii) Mr. Bailly voluntarily terminates his employment within six months of our Change in Control (as defined in the agreement), then we are required to pay Mr. Bailly a lump sum amount equal to three times his average annual compensation for the two years preceding such termination. The employment agreement defines “average annual compensation” as including aggregate base salary, the Annual Stock Grant Award, and bonus compensation earned in such years. However, any termination payment to Mr. Bailly shall be limited to an amount that would not result in the imposition of an excise tax or denial of a tax deduction for us under the tax code’s golden parachute rules. The agreement also provides that in the event of (i) our Change in Control or (ii) our termination of Mr. Bailly’s employment without Cause, or by Mr. Bailly for Good Reason, then (x) any shares in the Annual Stock Grant Award not issued to Mr. Bailly to which he would otherwise be entitled as of the next Issue Date following such Change in Control or such termination will be immediately issued to him and (y) any of Mr. Bailly’s other earned but unvested Stock Rights (as defined in the employment agreement) will immediately vest in full. If Mr. Bailly’s employment is terminated by us without Cause, or if Mr. Bailly terminates his employment with us for Good Reason, we will continue to pay Mr. Bailly’s health insurance for up to thirty-six months.

Grants of Plan-Based Awards—2021

		Estimated Possible Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value Of Stock and Option Awards ($)(1)
R. Jeffrey Bailly(2)(3)	2/22/2021	5,427	10,854	16,281	—	—	—	$745,947
R. Jeffrey Bailly(4)	12/20/2021	—	—	—	6,178	—	—	$400,000
Ronald J. Lataille(2)(3)	2/22/2021	3,307	4,960	6,613	—	—	—	$308,531
Mitchell C. Rock(2)(3)	2/22/2021	3,307	4,960	6,613	—	—	—	$308,531
Christopher P. Litterio(2)(3)	2/22/2021	1,628	2,442	3,256	—	—	—	$151,892
Steven G. Cardin(2)(3)	2/22/2021	611	916	1,221	—	—	—	$56,960
Steven G. Cardin(2)(3)	6/9/2021	523	785	1,047	—	—	—	$56,960

21

(1)	Amount shown does not reflect compensation actually received by the named executive officer nor does it necessarily reflect the actual value that will be recognized by the named executive officer. Instead, the amount shown is the grant date fair value of restricted stock and stock options granted to the named executive officer computed in accordance with FASB ASC, Topic 718, Compensation—Stock Compensation. The assumptions used to calculate the value of restricted stock awards and stock options are set forth under Note 1(l)—Share-Based Compensation, to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

(2)	Reflects grants of stock unit awards to the named executive officers pursuant to our 2003 Incentive Plan. These stock unit awards are subject to a (i) time-based vesting requirement and (ii) our financial performance objectives, which are discussed in footnote 3 below and above under “Compensation Discussion and Analysis.” One-third of these awards vested on March 1, 2022, one-third of these awards vest on March 1, 2023 and one-third of these awards vest on March 1, 2024, provided that the recipient remains continuously employed by us through each such vesting date and, for the amounts disclosed under the target and maximum columns, the corresponding financial performance requirement is met. Recipients of the stock unit awards will have no rights as stockholders, including, without limitation, the right to vote or to receive dividends, until and to the extent such stock unit awards have vested and the issuance of the shares of Common Stock in respect of the stock unit awards has been appropriately evidenced. Except in the case of Mr. Bailly, any unvested stock unit awards shall terminate upon the cessation of a recipient’s employment with us. With respect to Mr. Bailly, in the event of a cessation of employment by us without Cause or by Mr. Bailly for Good Reason (as such terms are defined in his stock unit award agreement), all earned but unvested stock unit awards shall become immediately exercisable, regardless of such cessation of employment. In the event of our Change in Control (as defined in the stock unit award agreement evidencing the award) on or after January 1, 2022, all earned but unvested stock unit awards held by each of the named executive officers shall become fully vested immediately prior to the effective date of such change in control.

(3)	The Threshold stock unit awards are subject to time vesting only. The Target and Maximum stock unit awards are also subject to financial performance objectives, established by the Compensation Committee as the achievement of 100% and 115%, respectively, of our targeted Adjusted Operating Income for fiscal 2021 of $19,082,000. The amounts in Threshold, Target and Maximum columns are cumulative; the “Target” award amount includes the full amount of the “Threshold” award amount, and the “Exceptional” award amount includes the full amount of both the “Threshold” and “Target” Amounts. Based upon our achievement of $21,364,112 in actual Adjusted Operating Income for our 2021 fiscal year, the Compensation Committee determined that the Target goal had been fully achieved and the Maximum goal had been partially achieved. Accordingly, each named executive officer earned the number of stock unit awards set forth next to his name in the Target columns above and 79.7% of the stock unit awards in the Maximum column that represent the difference between the Maximum and Target columns.

(4)	In accordance with the terms of Mr. Bailly’s employment agreement, these shares were approved for Mr. Bailly by the Compensation Committee on February 22, 2021 and granted and issued on December 20, 2021, valued at $64.75 per share, the closing price of the Common Stock on the date of issuance. The grant was for a fixed dollar amount of $400,000, with the number of shares to be determined on the date of issuance based upon the closing price on that date.

Outstanding Equity Awards at Fiscal 2021 Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
R. Jeffrey Bailly	—		—	—	—	34,597	(4)	$2,430,785
Ronald J. Lataille	—		—	—	—	15,251	(5)	$1,071,535
Mitchell C. Rock	—		—	—	—	15,251	(5)	$1,071,535
Christopher P. Litterio	5,500	(6)	—	$28.70	12/13/2022	8,685	(7)	$610,208
Steven G. Cardin	—		—	—	—	2,680	(8)	$188,297
22

(1)	Exercise prices for all options granted to the named executive officers represent the closing price of the Common Stock on the date of grant.

(2)	Represents unvested stock unit awards granted pursuant to our 2003 Incentive Plan.

(3)	The market value of the stock unit awards that have not vested is calculated using the closing price of the Common Stock at the end of our last completed fiscal year. Accordingly, this value was determined based on the closing price of the Common Stock as of December 31, 2021, which was $70.26.

(4)	Includes (i) 15,654 stock unit awards that vested on March 1, 2022, (ii) 12,321 stock unit awards that vest on March 1, 2023 and (iii) 6,622 stock unit awards that vest on March 1, 2024.

(5)	Includes (i) 6,812 stock unit awards that vested on March 1, 2022, (ii) 5,425 stock unit awards that vest on March 1, 2023 and (iii) 3,014 stock unit awards that vest on March 1, 2024.

(6)	Represents the amount of shares of common stock underlying unexercised stock options granted to him on December 13, 2017 that were exercisable as of December 31, 2021.

(7)	Includes (i) 4,270 stock unit awards that vested on March 1, 2022, (ii) 2,883 stock unit awards that vest on March 1, 2023 and (iii) 1,532 stock unit awards that vest on March 1, 2024.

(8)	Includes (i) 917 stock unit awards that vested on March 1, 2022, (ii) 130 stock unit awards that vest on June 3, 2022, (iii) 917 stock unit awards that vest on March 1, 2023 and (iv) 716 stock awards that vest on March 1, 2024.

Option Exercises and Stock Vested—2021

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
R. Jeffrey Bailly	—	—	12,341	$647,532
Ronald J. Lataille	—	—	5,182	$271,900
Mitchell C. Rock	—	—	5,182	$271,900
Christopher P. Litterio	—	—	2,741	$143,820
Steven G. Cardin.	—	—	327	$17,845

(1)	On March 1, 2021, previously issued stock unit awards covering 12,341, 5,182, 5,182, 2,741, and 198 shares of our Common Stock vested in full for each of Messrs. Bailly, Lataille, Rock, Litterio and Cardin, respectively. The value realized upon the vesting of the stock unit awards is based upon the closing price of $52.47 on March 1, 2021. On June 3, 2021, previously issued stock unit awards covering 129 shares of our Common Stock vested in full for Mr. Cardin. The Value realized upon the vesting of the stock unit awards is based upon the closing price of $57.80 on June 3, 2021.

(2)	Value realized is calculated based on the number of shares vested multiplied by the closing price of our Common Stock on the date of vesting. This calculation does not account for shares withheld for tax purposes, but rather, represents the gross value realized.

Nonqualified Deferred Compensation—2021

Name	Executive Contributions in Last FY ($)(1)	Company Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/2021 ($)(3)
R. Jeffrey Bailly	$50,000	—	$119,232	—	$633,334
Ronald J. Lataille	—	—	—	—	—
Mitchell C. Rock	—	—	$158,608	—	$978,104
Christopher P. Litterio	—	—	—	—	—
Steven G. Cardin	$87,389	—	$34,332	—	$211,230

23

(1)	Represents amounts contributed into the Deferred Compensation Plan by each named executive officer. Such amounts are included in the Summary Compensation Table in the “Salary” column for 2021.

(2)	These amounts are not included in the Summary Compensation table because plan earnings were not preferential or above market.

(3)	The following amounts are included in the fiscal year-end balance and previously were reported as compensation to the following officers in the Summary Compensation Table: Mr. Bailly, $341,868; Mr. Rock, $340,341; and Mr. Cardin, $155,314.

Potential Payments upon Termination or Change of Control and Severance Plans

Mr. Bailly may be entitled to payment upon his termination or upon our change of control. Under the terms of his employment agreement, if (i) we terminate Mr. Bailly’s employment without Cause (as defined in the agreement), (ii) Mr. Bailly terminates his employment with us for Good Reason (as defined in the agreement), or (iii) Mr. Bailly voluntarily terminates his employment within six months of a Change in Control (as defined in the agreement), then we are required to pay Mr. Bailly a lump sum amount equal to three times his average annual compensation for the two years preceding such termination. The employment agreement defines “average annual compensation” as including aggregate base salary, the Annual Stock Grant Award, and bonus compensation earned in such years. However, any termination payment to Mr. Bailly shall be limited to an amount that would not result in the imposition of an excise tax or denial of a tax deduction for us under the tax code’s golden parachute rules. Accordingly, assuming the triggering event occurred on December 31, 2021, Mr. Bailly would have been entitled to receive a lump sum payment of $4,571,550. Additionally, if we terminate Mr. Bailly without Cause or if he terminates his employment for Good Reason, he is also entitled to extended health insurance benefits for a period of up to thirty-six months. Assuming a December 31, 2021 triggering date, Mr. Bailly would have been entitled to receive health insurance benefits valued at $27,877. The agreement also provides that in the event of (i) our Change in Control or (ii) our termination of Mr. Bailly’s employment without Cause, or by Mr. Bailly for Good Reason, then (x) any shares in the Annual Stock Grant Award not issued to Mr. Bailly to which he would otherwise be entitled as of the next Issue Date following such Change in Control or such termination will be immediately issued to him and (y) any of Mr. Bailly’s other earned but unvested Stock Rights (as defined in the employment agreement) will immediately vest in full. Assuming a December 31, 2021 triggering date, Mr. Bailly would have been entitled to receive vested equity valued at $1,745,469 calculated based on the closing price of the Common Stock as of December 31, 2021, which was $70.26.

Each of the outstanding stock unit awards between the Company and Messrs. Lataille, Rock, Litterio and Cardin become vested upon a change of control, as defined in our 2003 Incentive Plan, provided that such officer was employed as of the date immediately prior to the effective date of such change in control. Subject to attainment of the performance objectives contained in each award, the stock unit awards will vest at the applicable threshold, target and maximum amounts. Assuming a December 31, 2021 triggering date, Messrs. Lataille, Rock, Litterio and Cardin would have been entitled to receive vested equity valued at $862,793, $862,793, $507,418 and $116,702 respectively, calculated based on the closing price of the Common Stock as of December 31, 2021, which was $70.26.

In September 1993, we adopted a policy that all executive officers not otherwise a party to an employment agreement with us will receive a severance benefit should we terminate the employee’s employment other than for cause in connection with our change in control, in the form of a base salary continuation for a period equal to the sum of (i) four months plus (ii) one month for each year of service with us up to a maximum of 18 months. Accordingly, assuming termination on December 31, 2020, such named executive officers would have been entitled to the following payments:

Name	Severance Payment ($)
Ronald J. Lataille	$555,000
Mitchell C. Rock	$532,500
Christopher P. Litterio	$195,333
Steven G. Cardin	$147,500

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Equity Compensation Plan Information

The following table discloses the securities authorized for issuance under our stock incentive plans as of December 31, 2021.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	196,179	$33.53	813,656
Equity compensation plans not approved by security holders	—	—	—
Total	196,179	$33.53	813,656

____________________________

(1)	Includes our 2003 Incentive Plan and 2009 Non-Employee Director Stock Incentive Plan.

CEO Pay Ratio

In accordance with rules adopted pursuant to the Dodd-Frank Act of 2010, we are required to calculate and disclose the total compensation paid to our median employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to Mr. Bailly, our President and CEO. We identified the median employee based on the year-to-date gross pay of our full-time, part-time, seasonal and temporary employees as of October 8, 2021. We previously calculated our median employee income on October 23. By moving the date to October 8, 2021, we did not include in our employee population 79 employees who joined the Company on October 12, 2021 as the result of our acquisition on that date of Contech Medical, Inc. We also excluded 687 employees who joined the Company on December 22, 2021 as the result of our acquisition on that date of DAS Medical, Inc. The only assumptions, adjustments, or estimates that we made to year-to-date gross pay was annualizing the gross pay for any full-time and part-time employees who were not employed at the beginning of 2021. We believe that this is a consistently applied compensation measure to identify the median employee. The adjusted gross pay for all employees, other than Mr. Bailly, were ranked highest to lowest in order to determine the median employee. For purposes of reporting annual total compensation and the ratio of annual total compensation of the CEO to the median employee, both the CEO and median employee’s annual total compensation were calculated consistent with the disclosure requirements of executive compensation under Item 402(c)(2)(x) of Regulation S-K. The annual total compensation for the median employee selected in this analysis was $36,749. The annual total compensation for 2021 for Mr. Bailly was $2,619,501 as reported under the heading “Summary Compensation Table.” For 2021, the ratio of the median employee’s annual total compensation to Mr. Bailly’s annual total compensation was 71:1.

DIRECTOR COMPENSATION

Our non-employee directors annually receive: (i) a retainer of $115,000, with a $45,000 cash component and a $70,000 equity component, payable 50% in the form of restricted stock unit awards (“RSU’s”) that vest on May 31 of the following year and 50% in the form of stock options that become exercisable on May 31 of the following year, (ii) an audit committee retainer of $9,000 in cash, with an additional $11,000 for the non-employee director serving as audit committee chair, (iii) a compensation committee retainer of $6,000 in cash, with an additional $9,000 for the non-employee director serving as compensation committee chair, (iv) reimbursement of expenses for each meeting physically attended, and (v) a lead independent director retainer of $15,000 for the individual serving in that position. There was no additional compensation paid for services to the nominating committee in fiscal year 2021.

Under our stock ownership guidelines, the Board has established a goal that, within five years after joining the Board, each non-employee Board member beneficially own shares of our stock valued at three times his or her annual base cash retainer fee.

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The table below summarizes the compensation paid to each of our non-employee directors. For a summary of the compensation earned by Mr. Bailly, our President, Chief Executive Officer and Chairman of the Board of Directors, see the “Executive Compensation” section above.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)(3)	Total ($)
Marc Kozin	58,500	35,000	35,000	128,500
Thomas Oberdorf	54,000	35,000	35,000	124,000
Robert W. Pierce, Jr.	54,000	35,000	35,000	124,000
Lucia Luce Quinn	60,000	35,000	35,000	130,000
Daniel C. Croteau	58,500	35,000	35,000	128,500
Cynthia L. Feldmann	65,000	35,000	35,000	135,000

____________________________

(1)	On June 9, 2021 we granted to each continuing non-employee director who served on the Board at that date, free of any restrictions, 610 RSU’s with a value equal to approximately $35,000, calculated using the $57.34 closing price of the Common Stock on the date of grant. Amounts reflected in the table represent the grant date fair value of the stock computed in accordance with FASB ASC, Topic 718, Compensation—Stock Compensation.

(2)	On June 9, 2021 we granted to each continuing non-employee director who served on the Board at that date, 1,786 non-qualified stock options to acquire Common Stock. Each option is exercisable in its entirety on May 31, 2022 and has a ten-year life with an exercise price of $57.34, the closing price of our Common Stock on the date of grant. Amounts reflected in the table represent the grant date fair value of the stock options computed in accordance with FASB ASC, Topic 718, Compensation—Stock Compensation.

(3)	Messrs. Kozin, Oberdorf, Pierce and Croteau and Mses. Quinn and Feldmann had outstanding Option Awards at December 31, 2021 of 7,024, 21,199, 19,904, 14,986, 19,254 and 10,804, respectively.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policy for Review and Approval of Related Party Transactions

The Company’s Audit Committee reviews and approves all related-party transactions involving executive officers and directors. The Company has a written policy governing the review of related party transactions, which are defined as those transactions or series of similar transactions where (i) the aggregate amount involved exceeds $120,000 in any calendar year, (ii) the Company is a participant, and (iii) any related party has or will have a direct or indirect material interest in the transaction (other than solely as a result of being a director or a less than ten percent beneficial owner of another entity). Any transactions directly or indirectly involving any related party is subject to the review and approval process described in the policy.

Related Party Transactions

R. Jeffrey Bailly. In fiscal 2021, we paid Mr. Bailly’s brother compensation in the aggregate amount of approximately $176,760, which primarily consisted of salary and of benefits available to all employees, for services rendered to us in his capacity as Director, Corporate Estimating.

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PROPOSAL NO. 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

This advisory vote on executive compensation is provided as required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended. We are seeking the approval by our stockholders of a non-binding advisory resolution to approve the compensation of our named executive officers, as disclosed in this proxy statement under the section titled “Executive Officer and Director Compensation” and “Executive Compensation.” While this stockholders’ vote on executive compensation is only an advisory vote that is not binding on us or our Board of Directors, we value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions.

As described more fully above under “Executive Officer and Director Compensation,” the primary objective of our executive compensation program is to attract, retain and reward executive officers who contribute to our long-term success. We believe this requires a competitive compensation structure as compared to companies of a similar size in the same or similar industries. Additionally, we seek to align a significant portion of executive officer compensation to the achievement of our specified performance goals. Incentive cash bonuses are included to drive executive performance by having pay at risk so that a significant portion of potential annual cash compensation is tied to profitability targets. We also include performance-based restricted stock awards with a time-based vesting component as a significant element of prospective executive compensation so that the value of a portion of an executive’s compensation is dependent upon both company-wide performance measures and continued employment.

We urge stockholders to read the Executive Officer and Director Compensation, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and the related compensation tables and narrative above which provide detailed information on the compensation of our named executive officers.

In light of the above, the Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the Executive Officer and Director Compensation are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement has supported and contributed to our success. To that end, we will ask our stockholders to vote “FOR” the following resolution at the Meeting:

RESOLVED, that the compensation paid to the named executive officers, as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the Executive Officer and Director Compensation section, the compensation tables, and the narrative disclosures that accompany the compensation tables), is hereby APPROVED.

Principal Effects of Approval or Non-Approval of the Proposal

The approval of the compensation of the named executive officers, commonly known as a “say-on-pay” resolution, is non-binding on the Board of Directors. As stated above, although the vote is non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

It is our current intention to provide stockholders with an opportunity to approve, on a non-binding advisory basis, the compensation of the named executive officers each year at the annual meeting of stockholders. It is expected that the next such vote will occur at the 2022 annual meeting of stockholders.

Vote Required

The non-binding approval of the compensation of the named executive officers by the stockholders requires the approval of a majority of the votes cast by the stockholders entitled to vote on this proposal at the Meeting. Abstentions and broker non-votes will not be treated as votes cast for this purpose and will not affect the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THIS RESOLUTION.

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PROPOSAL NO. 3

AMENDMENT AND RESTATEMENT OF THE COMPANY’S
2009 NON-EMPLOYEE DIRECTOR STOCK OPTION INCENTIVE PLAN

We are seeking stockholder approval of an amendment and restatement of the 2009 Non-Employee Director Stock Incentive Plan (as amended, the “Director Plan”). On March 8, 2022, the Board of Directors approved the amendment and restatement of the Director Plan, subject to the approval of our stockholders. The amendment and restatement would increase the number of shares of Common Stock that may be delivered in satisfaction of Stock-Based Awards (as defined in the Plan) from 975,000 to 1,075,000 shares of Common Stock. The remaining terms of the Plan will not be modified as part of the amendment and restatement.

The Company adopted the Director Plan on June 3, 2009; prior to that date the plan was known as the 1998 Director Stock Option Incentive Plan. The purpose of the Director Plan is to maximize long-term stockholder value by aligning the interests of non-employee directors of the Company with those of its stockholders by offering non-employee directors ownership of the Company's Common Stock. The foregoing is qualified in its entirety by reference to the full text of the Director Plan, a copy of which is attached hereto as Appendix A.

The Company's non-employee directors have a general ongoing financial interest in Proposal No. 3 because, if adopted, Proposal No. 3 would increase the maximum number of shares of Common Stock issuable under the Director Plan to such non-employee directors.

Description of the Director Plan

The Director Plan is administered by the Board of Directors or by any committee of the Board of Directors, including the Compensation Committee (any such committee or the full board, the "Committee"). Subject to the express provisions of the Director Plan, the Committee has the authority to interpret and construe the Director Plan and to adopt rules and regulations for administering the Director Plan. Such powers of the Committee include, except as otherwise provided in the Director Plan, to determine the aggregate amount, type, size, and terms of the awards to be made to non-employee directors, and to determine the time when awards will be granted and how they will vest. Only non-employee directors are eligible to receive grants of awards under the Director Plan.

Awards may be granted in the form of any, or a combination of, the following:

•	Stock Options—nonqualified options entitling the recipient to acquire shares of Common Stock upon payment of the exercise price;

•	Stock Appreciation Rights ("SARs")—rights entitling the holder upon exercise to receive Common Stock equal to a function (determined by the Committee using such factors as it deems appropriate) of the amount by which the Common Stock has appreciated in value since the date of the award;

•	Restricted Stock—an award of Common Stock subject to forfeiture if specified events are not satisfied;

•	Unrestricted Stock—an award of Common Stock not subject to any restrictions under the Director Plan;

•	Stock Unit Awards—awards payable in Common Stock that may, but are not required to, include awards subject to performance criteria;

•	Stock-Based Awards—awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock as deemed by the Committee to be consistent with the purposes of the Director Plan.

Unless the Committee expressly provides otherwise, (A) an award requiring exercise by the holder will not be deemed to have been exercised until the Committee receives a written notice of exercise (in form acceptable to the Committee) signed by the appropriate person and accompanied by any payment required under the award; and (B) if the award is exercised by any person other than the participant, the Committee may require satisfactory evidence that the person exercising the award has the right to do so. The Committee shall determine the exercise price of each Stock Option or SAR; provided, that each Stock Option or SAR must have an exercise price that is not less than the fair market value of the Stock subject to the Stock Option, determined as of the date of grant. Where the exercise of an award is to be accompanied by payment, the Committee may determine the required or permitted forms of payment.

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The restrictions on Restricted Stock awards may include, without limitation, restrictions on the right of the grantee to sell, assign, transfer or encumber shares while such shares are subject to other restrictions imposed under the Director Plan, the duration of such restrictions; the events (which may, in the discretion of the Committee, include performance-based events or objectives) the occurrence of which would cause a forfeiture of the Restricted Stock in whole or in part; and such other terms and conditions as the Committee in its discretion deems appropriate. Restricted Stock awards shall be effective upon execution of the applicable Restricted Stock agreement by the Company and the participant. Following a Restricted Stock award and prior to the lapse or termination of the applicable restrictions, the share certificates for such Restricted Stock shall be held in escrow by the Company. Upon the lapse or termination of the applicable restrictions (and not before such time), the certificates for the Restricted Stock shall be issued or delivered to the participant. From the date a Restricted Stock award is effective, the participant shall be a shareholder with respect to all the shares represented by such certificates and shall have all the rights of a shareholder with respect to all such shares, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares, subject only to the restrictions imposed by the Committee.

Stock Unit Awards shall be evidenced by a written agreement in the form prescribed by the Committee in its discretion, which shall set forth the number of shares of Common Stock to be awarded pursuant to the award, the restrictions imposed thereon (which may include, without limitation: restrictions on the right of the grantee to sell, assign, transfer or encumber the award prior to vesting, and, in the discretion of the Committee, certain continued service requirements and terms under which the vesting of such awards might be accelerated) and such other terms and conditions as the Committee in its discretion deems appropriate. Stock Unit Awards shall be effective upon execution of the applicable Stock Unit Award Agreement by the Company and the participant. Upon a determination of satisfaction of the applicable performance-related conditions and satisfaction of the applicable continued service requirements (and not before such time), shares of Stock shall be issued to the participant pursuant to the award. The participant shall not have any rights of a shareholder of the Company with respect to such shares prior to such issuance.

The Committee shall have the authority in its discretion to grant to eligible participants Unrestricted Stock and other Stock-Based Awards and shall determine the terms and conditions, if any, of any other Stock-Based Awards made under the Director Plan.

A maximum of 1,075,000 shares of Common Stock, subject to adjustments for stock splits, stock dividends, mergers, consolidations, and similar transactions as provided in the Director Plan, may be delivered in satisfaction of Stock-Based Awards under the Director Plan. Currently, 45,604 shares of Common Stock remain available for issuance under the Director Plan, which amount includes all stock options previously granted under the Director Plan under its former name, except to the extent any such former option was canceled prior to having been exercised.

The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an award. To the extent that an award expires or is canceled, forfeited, settled in cash or otherwise terminated or concluded without a delivery to the participant of the full number of shares to which the award related, including, without limitation, any option granted under the Plan under its former name and terminated without have been exercised, the undelivered shares will again be available for grant. Shares withheld in payment of the exercise price or taxes relating to an award and shares equal to the number surrendered in payment of any exercise price or taxes relating to an award shall be deemed to constitute shares not delivered to the participant and shall be deemed to again be available for awards under the Director Plan; provided, however, that, where shares are withheld or surrendered more than ten years after the date of the most recent stockholder approval of the Director Plan or any other transaction occurs that would result in shares becoming so available, such shares shall not become available if and to the extent that it would constitute a material revision of the Director Plan subject to stockholder approval under then applicable rules of the national securities exchange on which the Stock is listed. Common Stock delivered by the Company under the Director Plan may be authorized but unissued Common Stock or previously issued Common Stock acquired by the Company and held in treasury. No fractional shares of Common Stock will be delivered under the Director Plan.

In the event of any change in the Company's outstanding Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares, or other similar corporate change, an equitable adjustment shall be made, as determined by the Committee, so as to preserve, without increasing or decreasing, the value of awards and authorizations, in (i) the maximum number or kind of shares issuable or awards which may be granted under the Director Plan, (ii) the maximum number, kind or value of any Director Plan awards which may be awarded or paid in general or to any one employee or to all employees in a fiscal year, (iii) the performance-based events or objectives applicable to any Director Plan awards, (iv) any other aspect or aspects of the Director Plan or outstanding awards made thereunder as specified by the Committee, or (v) any combination of the foregoing. Such adjustments shall be made by the Committee and shall be conclusive and binding for all purposes of the Director Plan.

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Except as may otherwise be provided in an award agreement, upon certain fundamental corporate events described in the Director Plan, in lieu of providing the adjustment set forth above, the Committee may, in its discretion, cancel any or all vested and/or unvested awards as of the consummation of such corporate event, and provide that holders of awards so canceled will receive a payment in respect of cancellation of their awards based on the amount of the per share consideration being paid for the Common Stock in connection with such corporate event, less, in the case of Stock Options and other awards subject to exercise, the applicable exercise price, subject to and as set forth in the Director Plan.

The holder of a Director Plan award shall have no rights as a Company shareholder with respect thereto unless and until the date as of which shares of Common Stock shall have been issued in respect of such award.

Except as the Committee shall otherwise determine, no Director Plan award or any rights or interests therein of the recipient thereof shall be assignable or transferable by such recipient except upon death to his or her designated beneficiary or by will or the laws of descent and distribution, and, except as aforesaid, during the lifetime of the recipient, a Director Plan award shall be exercisable only by, or payable only to, as the case may be, such recipient or his or her guardian or legal representative.

The Board may at any time terminate or from time to time amend or suspend the Director Plan in whole or in part in such respects as the Board may deem advisable in order that awards granted thereunder shall conform to any change in the law, or in any other respect which the Board may deem to be in the best interests of the Company; provided, however, that no amendment of the Director Plan shall be made without shareholder approval if shareholder approval of the amendment is at the time required by applicable law, or by the rules of any stock exchange on which Common Stock may be listed.

The Board shall have the power to amend the Director Plan in any manner deemed necessary or advisable for awards granted under the Director Plan to qualify for exemption from Section 16(b) of the Securities Exchange Act of 1934, or to comply with applicable law, and any such amendment shall, to the extent deemed necessary or advisable by the Board, be applicable to any outstanding awards theretofore granted under the Director Plan notwithstanding any contrary provisions contained in any award agreement. With the consent of the participant affected, the Board may amend outstanding agreements evidencing Director Plan awards in a manner not inconsistent with the terms of the Director Plan. Unless required by law, no such action or amendment shall adversely affect any rights of participants or obligations of the Company to participants with respect to any award theretofore made under the Director Plan without the consent of the affected participant. The Director Plan shall remain in effect, subject to the right of the Board of Directors to further amend or terminate the Director Plan at any time, until all shares subject to it shall have been purchased or acquired according to the Director Plan's provisions.

Vote Required

The affirmative vote of the holders of a majority of the shares present in person or by proxy at the Meeting and entitled to vote on the proposal to amend and restate the Director Plan is required to amend and restate the Director Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF PROPOSAL NO. 3.

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PROPOSAL NO. 4

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the year ending December 31, 2021, and the Board of Directors is asking stockholders to ratify that selection. Although current law, rules, and regulations, as well as the Audit Committee Charter, require the Audit Committee to engage, retain, and supervise our independent registered public accounting firm, the Board considers the selection of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the selection of Grant Thornton for ratification by stockholders as a matter of good corporate practice. If the stockholders do not ratify the selection of Grant Thornton, the Audit Committee will review our relationship with Grant Thornton and take such action as it deems appropriate, which may include continuing to retain Grant Thornton as our independent registered public accounting firm.

Vote Required

The affirmative vote of a majority of the votes cast by the stockholders entitled to vote on this proposal at the Meeting is required to ratify the appointment of Grant Thornton. Abstentions will not be treated as votes cast for this purpose and will not affect the outcome of the vote. Please see Voting Procedure section below, with respect to broker non-votes on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON.

Independent Registered Public Accounting Firm

The Audit Committee has appointed Grant Thornton LLP to be our independent registered public accounting firm and to audit our consolidated financial statements for the year ending December 31, 2021. We are advised that no member of Grant Thornton has any direct financial interest or material indirect financial interest in us or has had any connection with us in the capacity of promoter, underwriter, voting trustee, director, officer or employee since such date. Grant Thornton also served as our independent registered public accounting firm during 2020 and 2019.

A representative of Grant Thornton is expected to be present at the Meeting and will be given the opportunity to make a statement if so desired. The representative will be available to respond to appropriate questions.

Audit Fees. We incurred an aggregate of approximately $567,255 in fees for audit services from Grant Thornton in the fiscal year ended December 31, 2021 and an aggregate of approximately $494,143 in fees for audit services from Grant Thornton in the fiscal year ended December 31, 2020. Audit fees include fees and expenses for professional services rendered in connection with the audit of our annual financial statements, the audit of our internal control over financial reporting, reviews of the financial statements included in each of our Quarterly Reports on Form 10-Q during those years and fees for services related to our registration statements, consents and assistance with and review of documents filed with the SEC.

Audit-Related Fees. We incurred no audit-related fees in the fiscal years ended December 31, 2021 and 2020 from Grant Thornton.

Tax Fees. We incurred an aggregate of approximately $106,000 in tax fees from Grant Thornton for tax planning and compliance in the fiscal year ended December 31, 2021 and no tax fees from Grant Thornton for the fiscal year ended December 31, 2020.

All Other Fees. We incurred no other fees for the fiscal years ended December 31, 2021 and 2020, respectively, from Grant Thornton.

The Audit Committee has considered whether the provision of non-audit services by Grant Thornton is compatible with maintaining Grant Thornton’s independence, and believes that the provision of such services is compatible.

Audit Committee Policy on Pre-Approval of Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by Grant Thornton. These services may include audit services, audit-related services, tax services and other services. All of the services described under Audit Fees and Tax Fees in the immediately preceding section were approved by the Audit Committee.

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OTHER MATTERS

Voting Procedures

The votes of stockholders present in person or represented by proxy at the Meeting will be tabulated by an inspector of elections we appoint. An automated system tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately.

A quorum, consisting of a majority of shares of all stock issued, outstanding and entitled to vote at the Meeting, will be required to be present in person or by proxy for consideration of the proposals at the Meeting. However, if a quorum is not present, a vote of a majority of the votes properly cast will adjourn the Meeting, whether or not a quorum is present. Votes withheld, abstentions and broker “non-votes” are included in the number of shares present or represented for purposes of quorum, but are disregarded for purposes of determining whether any of the proposals have been approved.

Banks, brokers, or other holders of record may vote shares held for a customer in street name on matters that are considered to be “routine” even if they have not received instructions from their customer. A broker “non-vote” occurs when a bank, broker, or other holder of record has not received voting instructions from a customer and cannot vote the customer’s shares because the matter is not considered routine.

One of the proposals before the Meeting is deemed a “routine” matter, namely the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for fiscal 2021 (Proposal No. 4), which means that, if your shares are held in street name, your bank, broker, or other nominee can vote your shares on that proposal if you do not provide timely instructions for voting your shares. The election of directors (Proposal No. 1), the non-binding advisory vote to approve executive compensation (Proposal No. 2) and the amendment and restatement of the Incentive Plan (Proposal No. 3) are not considered “routine” matters. As a result, if you do not instruct your bank, broker or nominee how to vote with respect to those matters, your bank, broker or nominee may not vote on those proposals and a broker “non-vote” will occur. Therefore, we urge you to give voting instructions to your bank, broker or nominee on all FOUR voting items.

The persons named as the proxies, R. Jeffrey Bailly, Christopher P. Litterio and Ronald J. Lataille, were selected by the Board of Directors. We do not know of any other matters to be presented at the Annual Meeting. If any other matters are properly presented at the Annual Meeting, your proxy authorizes us to vote, or otherwise act in accordance with the best judgment and discretion of the persons named as proxies.

Other Proposed Action

The Board of Directors knows of no matters that may come before the Meeting other than those discussed above. However, if any other matters should properly be presented to the Meeting, the persons named as proxies shall have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment and applicable laws and regulations.

Stockholder Communications

Stockholders may contact our Board of Directors by writing to them c/o Investor Relations, UFP Technologies, Inc., 100 Hale Street, Newburyport, Massachusetts 01950-3504. In general, any stockholder communication directed to the Board or a committee thereof will be delivered to the Board or the appropriate committee. However, we reserve the right not to forward to the Board any abusive, threatening or otherwise inappropriate materials.

Stockholder Proposals and Nominations for Director

We must receive stockholder proposals for inclusion in our proxy materials for the 2022 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 no later than December 28, 2022. These proposals must also meet the other requirements of the rules of the SEC and our Bylaws.

Our Bylaws establish an advance notice procedure with regard to proposals that stockholders otherwise desire to introduce at our 2023 Annual Meeting of Stockholders without inclusion in our proxy statement for that meeting. Written notice of such stockholder proposals and director nominations for our 2023 Annual Meeting of Stockholders must be received by our Board of Directors, c/o Secretary, UFP Technologies, Inc., 100 Hale Street, Newburyport, Massachusetts 01950-3504, not later than March 10, 2023 and must not have been received earlier than February 8, 2023 in order to be considered timely, and must contain specified information concerning the matters proposed to be brought before such meeting and concerning the stockholder proposing such matters. The matters proposed to be brought before the meeting also must be proper matters for stockholder action. If a stockholder who wishes to nominate a director or make a proposal fails to notify us within this time frame, the proposal will not be addressed at our 2023 Annual Meeting of Stockholders. If a stockholder makes a timely notification, the proxies that management solicits for the meeting will have discretionary authority to vote on the stockholder’s proposal under circumstances consistent with the proxy rules of the SEC. In addition to satisfying the advance notice procedure in our Bylaws with respect to director nominations, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees for the 2023 Annual Meeting of Stockholders must provide notice that sets forth the information set forth in Rule 14a-19 under the Exchange Act of 1934, either postmarked or transmitted electronically to the Company no later than April 9, 2023.

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Pursuant to our Bylaws, the notice must set forth: (a) for each nominee (i) information as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, and (ii) written consent to be named in the proxy statement and serve as director if so elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of any proposed business including (i) the text of such proposal and any accompanying resolutions, (ii) the reasons for conducting such business at the meeting, and (iii) any material interest held by the proposing stockholder or any beneficial owner on whose behalf the proposal is made; and (c) proposing stockholder and/or beneficial owner information including, (i) name and address, (ii) the class and number of shares of capital stock held, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal with any of their affiliates or associates, and any others acting in concert with the foregoing, (iv) a description of any agreement, arrangement or understanding with respect to shares of our stock entered into by the date of such notice for the purposes of loss mitigation, risk management or derivation of benefit from share price changes and/or redistribution of voting power, (v) a representation that such stockholder is the holder of record, is entitled to vote, and intends to appear in person or by proxy and propose such business or nomination, (vi) a representation of intention to either deliver proxy statements to holders of the necessary percentage of shares or to solicit proxies in support of the proposal, and (vii) any other information relating to such stockholder and/or beneficial owner required to be disclosed in filings made in connection with solicitation of proxies pursuant to the Securities Exchange Act of 1934. The stockholder can alternatively satisfy the notice requirement by submitting proposals in compliance with SEC requirements and inclusion of such proposal within a proxy statement we prepare. Compliance with our Bylaws shall be the exclusive means for a stockholder to make nominations or submit other business to the annual meeting (other than matters properly brought in compliance with the rules of the Securities Exchange Act of 1934).

Incorporation By Reference

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the section of the Proxy Statement entitled “Report of the Audit Committee” shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

Annual Report on Form 10-K

Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 as filed with the Securities and Exchange Commission, this Proxy Statement and the Proxy Card are available to stockholders without charge at our website, www.ufpt.com/investors/filings.html, and upon written request addressed to Investor Relations, UFP Technologies, Inc. at 100 Hale Street, Newburyport, Massachusetts 01950-3504.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

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APPENDIX A

UFP TECHNOLOGIES, INC.

2009 NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN

(as amended on March 8, 2022)

1.                   Statement of Purpose. The purpose of this 2009 Non-Employee Director Stock Incentive Plan (formerly known as the 1998 Director Stock Option Incentive Plan and hereinafter referred to as the “Plan”) is to benefit non-employee members of the Board of Directors of UFP TECHNOLOGIES, INC. (the “Company”) in consideration of their management of the Company by offering to them equity-based incentives, thereby encouraging the continuance of their involvement with the Company and/or its subsidiaries.

2.                   Administration of the Plan. The Plan shall be administered by the Board of Directors of the Company or by any committee of the Board of Directors, including the Compensation Committee (any such committee or the full Board, as the case may be, hereinafter referred to as the “Committee”). The Committee shall have full and plenary authority to interpret the terms and provisions of the Plan. Such powers of the Committee include exclusive authority (within the limitations described and except as otherwise provided in the Plan) to determine the aggregate amount, type, size, and terms of the Awards to be made to eligible Non-employee Directors, and to determine the time when Awards will be granted. The Committee may take into consideration recommendations from the appropriate officers of the Company with respect to making the foregoing determinations as to Plan Awards, administration, and interpretation. The Committee shall have full power and authority to adopt such rules, regulations, agreements and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable. The Committee's interpretations of the Plan and all action taken and determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all parties concerned, including the Company, its shareholders and any director of the Company.

3.                   Eligibility. Non-employee Directors of the Company (individually a “Participant” and collectively the “Participants”) shall be eligible to receive grants of Awards under this Plan (individually an “Award” and collectively “Awards”) pursuant to the provisions of Section 4 hereof.

4.                   Rules Applicable to Awards.

(a)                 All Awards.

(i)                  Awards. Awards may be granted in the form of any or a combination of the following: Stock Options; SARs; Restricted Stock; Unrestricted Stock; Stock Unit Awards, or other Stock Based Awards.

(ii)                Terms of Awards. The Committee shall determine the terms of all Awards subject to the limitations provided herein.

(iii)              Vesting, Etc. The Committee may determine the time or times at which an Award will vest (i.e., become free of forfeiture restrictions) or become exercisable and the terms on which an Award requiring exercise will remain exercisable.

(b)                Awards Requiring Exercise.

(i)                  Time and Manner of Exercise. Unless the Committee expressly provides otherwise, (A) an Award requiring exercise by the holder will not be deemed to have been exercised until the Committee receives a written notice of exercise (in form acceptable to the Committee) signed by the appropriate person and accompanied by any payment required under the Award; and (B) if the Award is exercised by any person other than the Participant, the Committee may require satisfactory evidence that the person exercising the Award has the right to do so.

(ii)                Exercise Price. The Committee shall determine the exercise price of each Stock Option or SAR; provided, however, that each Stock Option or SAR must have an exercise price that is not less than the fair market value of the Stock subject to the Stock Option, determined as of the date of grant. Except as provided in Section 6, in no event may any Stock Option or SAR previously granted under the Plan (i) be amended to decrease the exercise price or strike price thereof, as the case may be, (ii) be cancelled in conjunction with the grant of any new Stock Option or SAR with a lower exercise price or strike price, as the case may be, (iii) be amended to provide for a cash buyout of the Stock Option or SAR if such Stock Option or SAR is not “in the money,” (iv) be subject to a voluntary surrender and subsequent grant of “in the money” Stock Option or SAR (v) otherwise be subject to any action that would be treated under the NASDAQ rules as a “repricing” of such Stock Option or SAR, unless such amendment, cancellation or action is approved by the Company’s shareholders.

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(iii)              Payment of Exercise Price, If Any. Where the exercise of an Award is to be accompanied by payment, the Committee may determine the required or permitted forms of payment.

(c)                 Awards Not Requiring Exercise.

(i)                  Restricted Stock. Restricted Stock awards shall be evidenced by a written agreement in the form prescribed by the Committee in its discretion, which shall set forth the number of shares of Common Stock awarded, the restrictions imposed thereon (which may include, without limitation, restrictions on the right of the grantee to sell, assign, transfer or encumber shares while such shares are subject to other restrictions imposed under this Section 4), the duration of such restrictions; the events (which may, in the discretion of the Committee, include performance-based events or objectives) the occurrence of which would cause a forfeiture of the Restricted Stock in whole or in part; and such other terms and conditions as the Committee in its discretion deems appropriate. Restricted Stock awards shall be effective upon execution of the applicable Restricted Stock agreement by the Company and the Participant. Following a Restricted Stock award and prior to the lapse or termination of the applicable restrictions, the share certificates for such Restricted Stock shall be held in escrow by the Company. Upon the lapse or termination of the applicable restrictions (and not before such time), the certificates for the Restricted Stock shall be issued or delivered to the Participant. From the date a Restricted Stock award is effective, the Participant shall be a shareholder with respect to all the shares represented by such certificates and shall have all the rights of a shareholder with respect to all such shares, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares, subject only to the restrictions imposed by the Committee.

(ii)                Stock Unit Awards. Stock Unit Awards shall be evidenced by a written agreement in the form prescribed by the Committee in its discretion, which shall set forth the number of shares of Common Stock to be awarded pursuant to the Award, the restrictions imposed thereon (which may include, without limitation: restrictions on the right of the grantee to sell, assign, transfer or encumber the Award prior to vesting, and, in the discretion of the Committee, certain continued service requirements and terms under which the vesting of such Awards might be accelerated) and such other terms and conditions as the Committee in its discretion deems appropriate. Stock Unit Awards shall be effective upon execution of the applicable Stock Unit Award Agreement by the Company and the Participant. Upon a determination of satisfaction of any applicable performance-related conditions and satisfaction of any applicable continued service requirements, (and not before such time), shares of Stock shall be issued to the Participant pursuant to the Award. The Participant shall not have any rights of a shareholder of the Company with respect to such shares prior to such issuance.

(iii)              Unrestricted Stock and Other Stock-Based Awards. The Committee shall have the authority in its discretion to grant to eligible Participants Unrestricted Stock and other Stock-Based Awards. The Committee shall determine the terms and conditions, if any, of any other Stock Based Awards made under the Plan.

5.                   Limits on Awards under the Plan.

(a)                 Number of Shares. A maximum of 1,075,000 shares of Common Stock, subject to adjustment as provided in Section 6, may be delivered in satisfaction of Stock-Based Awards under the Plan, which amount includes all stock options previously granted under the Plan under its former name, except to the extent any such former option was canceled prior to having been exercised, as further described in subsection (b) below.

(b)                Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. To the extent that an Award expires or is canceled, forfeited, settled in cash or otherwise terminated or concluded without a delivery to the Participant of the full number of shares to which the Award related, including, without limitation, any option granted under the Plan under its former name and terminated without having been exercised, the undelivered shares will again be available for grant. Shares withheld in payment of the exercise price or taxes relating to an Award and shares equal to the number surrendered in payment of any exercise price or taxes relating to an Award shall be deemed to constitute shares not delivered to the Participant and shall be deemed to again be available for Awards under the Plan; provided, however, that, where shares are withheld or surrendered more than ten years after the date of the most recent stockholder approval of the Plan or any other transaction occurs that would result in shares becoming available under this Section 5(b), such shares shall not become available if and to the extent that it would constitute a material revision of the Plan subject to stockholder approval under then applicable rules of the national securities exchange on which the Stock is listed.

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(c)                 Type of Shares. Common Stock delivered by the Company under the Plan may be authorized but unissued Common Stock or previously issued Common Stock acquired by the Company and held in treasury. No fractional shares of Common Stock will be delivered under the Plan.

6.                   Adjustments for Recapitalizations, Mergers, Etc.

(a)                 Dilution and Other Adjustments. Notwithstanding any other provision of the Plan, in the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares, or other similar corporate change (including a Corporate Event, as defined below), an equitable adjustment shall be made, as determined by the Committee, so as to preserve, without increasing or decreasing, the value of Awards and authorizations, in (i) the maximum number or kind of shares issuable or Awards which may be granted under the Plan, (ii) the performance-based events or objectives applicable to any Plan Awards, (iii) any other aspect or aspects of the Plan or outstanding Awards made thereunder as specified by the Committee, or (iv) any combination of the foregoing. Such adjustments shall be made by the Committee and shall be conclusive and binding for all purposes of the Plan.

(b)                Corporate Events. Notwithstanding the foregoing, except as may otherwise be provided in an Award agreement, upon any Corporate Event, in lieu of providing the adjustment set forth in Section 6(a) above, the Committee may, in its discretion, cancel any or all vested and/or unvested Awards as of the consummation of such Corporate Event, and provide that holders of Awards so cancelled will receive a payment in respect of cancellation of their Awards based on the amount of the per share consideration being paid for the Stock in connection with such Corporate Event, less, in the case of Options and other Awards subject to exercise, the applicable exercise price; provided, however, that holders of Options shall only be entitled to consideration in respect of cancellation of such Awards if the per share consideration less the applicable exercise price is greater than zero. Payments to holders pursuant to the preceding sentence shall be made in cash, or, in the sole discretion of the Committee, in such other consideration necessary for a holder of an Award to receive property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the number of shares of Stock covered by the Award at such time.

7.                   Miscellaneous Provisions.

(a)                 The holder of a Plan Award shall have no rights as a Company shareholder with respect thereto unless, and until the date as of which, shares of Common Stock shall have been issued in respect of such Award.

(b)                Except as the Committee shall otherwise determine in connection with determining the terms of Awards to be granted or shall thereafter permit, no Plan Award or any rights or interests therein of the recipient thereof shall be assignable or transferable by such recipient except upon death to his or her Designated Beneficiary or by will or the laws of descent and distribution, and, except as aforesaid, during the lifetime of the recipient, a Plan Award shall be exercisable only by, or payable only to, as the case may be, such recipient or his or her guardian or legal representative.

(c)                 All Awards granted under the Plan shall be evidenced by agreements in such form and containing and/or incorporating such terms and conditions (not inconsistent with the Plan and applicable law) in addition to those provided for herein as the Committee shall approve.

(d)                No shares of Common Stock shall be issued, delivered or transferred upon exercise or in payment of any Award granted hereunder unless and until all legal requirements applicable to the issuance, delivery or transfer of such shares have been complied with to the satisfaction of the Committee and the Company, including, without limitation, compliance with the provisions of the Securities Act of 1933, the Exchange Act of 1934 and the applicable requirements of the exchanges on which the Company's Common Stock may, at the time, be listed. The Committee and the Company shall have the right to condition any issuance of shares of Common Stock made to any Participant hereunder on such Participant's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares as the Committee and/or the Company shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and, if applicable, certificates representing such shares may be legended to reflect any such restrictions.

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(e)                 The Company shall have the right to make such provision for the withholding of taxes as it deems necessary. In furtherance of the foregoing, the Company shall have the right to require, as a condition of the distribution of Awards in Common Stock, that the Participant or other person receiving such Common Stock either (i) pay to the Company at the time of distribution thereof the amount of any federal, state, or local taxes which the Company is required to withhold with respect to such Common Stock or (ii) make such other arrangements as the Company may authorize from time to time to provide for such withholding including without limitation having the number of the units of the Award cancelled or the number of the shares of Common Stock to be distributed reduced by an amount with a value equal to the value of such taxes required to be withheld.

(f)                  No director of the Company or other person shall have any claim or right to be granted an Award under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any Participant any right to continue to serve as a member of the Board of Directors of the Company for any specific period of time.

(g)                The costs and expenses of administering this Plan shall be borne by the Company and not charged to any Award or to any Participant receiving an Award.

(h)                In addition to the terms defined elsewhere herein, the following terms as used in this Plan shall have the following meanings:

“Award” shall mean an award described in Section 4(a)(i).

“Business Combination” shall mean (i) the consummation of a reorganization, merger or consolidation or sale or disposition of all or substantially all of the assets of the Company.

“Change in Control” shall mean (i) a Business Combination, unless, in each case following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Common Stock of the Company immediately before the consummation of such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of the transaction owns the Company or all or substantially all of the assets of the Company either directly or indirectly through one or more subsidiaries); and (B) no person or group (as defined in Section 13(d) or 14(d)(2) of the Securities Exchange Act of 1934) of the Company or the corporation resulting from the Business Combination) beneficially owns, directly or indirectly, more than 50% of the then outstanding shares of the common stock of the corporation resulting from the Business Combination; (ii) individuals who, as of the date of grant of an Award hereunder constitute the Board of Directors of the Company (the “Incumbent Board”) thereafter cease for any reason to constitute at least a majority of the Board of Directors of the Company, provided, however, that any individual's becoming a director after the date of grant of such Award whose election, or nomination for election by the stockholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though the individual were a member of the Incumbent Board, but excluding, for this purpose, any individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or (iii) any person (as defined in Section 13(d) or 14(d)(2) of the Securities Exchange Act of 1934) shall become at any time or in any manner the beneficial owner of capital stock of the Company representing more than 50% of the voting power of the Company.

“Corporate Event” means (i) a merger or consolidation involving the Company in which the Company is not the surviving corporation; (ii) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Stock receive securities of another corporation and/or other property, including cash; or (iii) the reorganization or liquidation of the Company.

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“Designated Beneficiary” shall mean the person or persons, if any, last designated as such by the Participant on a form filed by him or her with the Company in accordance with such procedures as the Committee shall approve.

“Exchange Act” shall mean the Securities Exchange Act of 1934 as amended from time to time.

“Fair Market Value” of a share of Common Stock of the Company on any date shall mean the closing price of the Common Stock on the trading day coinciding with such date, or if not trading on such date, then the closing price as of the next following trading day. If shares of the Common Stock shall not have been traded on any national exchange or interdealer quotation system for more than 10 days immediately preceding such date or if deemed appropriate by the Committee for any other reason, the fair market value of shares of Common Stock shall be determined by the Committee in such other manner as it may deem appropriate.

“Fiscal Year” shall mean the twelve-month period used as the annual accounting period by the Company and shall be designated according to the calendar year in which such period ends.

“Internal Revenue Code” shall mean the Internal Revenue Code of 1986 and regulations thereunder as amended from time to time. References to particular sections of the Internal Revenue Code shall include any successor provisions.

“Participant” shall mean, as to any Award granted under this Plan and for so long as such Award is outstanding, the director to whom such Award has been granted.

“Restricted Stock” shall mean an Award of Stock subject to forfeiture to the Company if specified conditions are not satisfied.

“SARs” shall mean rights entitling the holder upon exercise to receive Stock equal to a function (determined by the Committee using such factors as it deems appropriate) of the amount by which the Stock has appreciated in value since the date of the Award.

“Stock” shall mean Common Stock of the Company, par value $.01 per share.

“Stock-based Awards” shall mean such awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock as deemed by the Committee to be consistent with the purposes of the Plan, and shall include, without limitation, all Stock Options, SARs, Restricted Stock, and Stock Unit Awards.

“Stock Options” shall mean non-qualified options entitling the recipient to acquire shares of Stock upon payment of the exercise price.

“Stock Unit Awards” shall mean an award payable in shares of Stock.

“Unrestricted Stock” shall mean an Award of Stock not subject to any restrictions under the Plan.

(i)                  This Plan shall be governed by the laws of the Commonwealth of Massachusetts and shall be construed for all purposes in accordance with the laws of said Commonwealth except as may be required by the General Corporation Law of Delaware or by applicable federal law.

8.                   Amendments and Termination; Requisite Shareholder Approval. The Board may at any time terminate or from time to time amend or suspend the Plan in whole or in part in such respects as the Board may deem advisable in order that Awards granted thereunder shall conform to any change in the law, or in any other respect which the Board may deem to be in the best interests of the Company; provided, however, that no amendment of the Plan shall be made without shareholder approval if shareholder approval of the amendment is at the time required by applicable law, or by the rules of any stock exchange on which Common Stock may be listed. The Board shall have the power to amend the Plan in any manner contemplated by Section 9 deemed necessary or advisable for Awards granted under the Plan to qualify for the exemption provided by Rule 16b-3 (or any successor rule relating to exemption from Section 16(b) of the Exchange Act), or to comply with applicable law, and any such amendment shall, to the extent deemed necessary or advisable by the Board, be applicable to any outstanding Awards theretofore granted under the Plan notwithstanding any contrary provisions contained in any Award agreement. In the event of any such amendment to the Plan, the holder of any Award outstanding under the Plan shall, upon request of the Board and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Board to any Award agreement relating thereto within such reasonable time as the Board shall specify in such request. With the consent of the Participant affected, the Board may amend outstanding agreements evidencing Plan Awards in a manner not inconsistent with the terms of the Plan. Notwithstanding anything contained in this Section 8 or in any other provision of the Plan, unless required by law, no action contemplated or permitted by this Section 8 shall adversely affect any rights of Participants or obligations of the Company to Participants with respect to any Award theretofore made under the Plan without the consent of the affected Participant.

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9.                   Effective Date and Term of Plan. The Plan was adopted by the Board of Directors on June 3, 1998 and approved by the shareholders of the Company on June 9, 1999. It was originally entitled the 1998 Director Stock Option Incentive Plan, and became effective on July 15, 1998 (the “Effective Date”). In 2009 the Plan was amended and restated and renamed the 2009 Non-Employee Director Stock Incentive Plan. The Plan, as amended and restated, was approved by the shareholders of the Company on June 3, 2009. The Plan was further amended by the Board of Directors on March 7, 2013 and amended and restated by the Board of Directors on March 8, 2022. The Plan has no expiration date.

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UFP TECHNOLOGIES™

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	For All	Withhold All	For All Except	
The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.	☐	☐	☐	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ______

1. Election of Directors:

Nominees

01) R. Jeffrey Bailly 02) Thomas Oberdorf 03) Marc Kozin 04) Daniel C. Croteau 05) Cynthia L. Feldmann
06) Joseph John Hassett 07) Symeria Hudson

	For	Against	Abstain
2. To approve on a non-binding, advisory basis the compensation of our named executive officers.	☐	☐	☐
3. To amend and restate our 2009 Non-Employee Director Stock Option Incentive Plan to increase the number of shares of Common Stock available for stock-based awards by 100,000.	☐	☐	☐
4. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.	☐	☐	☐

NOTE: In their discretion, the proxy holders are authorized to vote on all such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

0000569508_1 R1.0.0.24

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com

UFP TECHNOLOGIES, INC.
Annual Meeting of Stockholders
June 8, 2022, 10:00 AM EDT

The undersigned hereby appoints R. Jeffrey Bailly, Ronald J. Lataille and Christopher P. Litterio, and each of them, acting singly, with full power of substitution, attorneys and proxies to represent the undersigned at the 2022 Annual Meeting of Stockholders of UFP Technologies, Inc. to be held virtually via live audio webcast at www.virtualshareholdermeeting.com/UFPT2022, on Wednesday, June 8, 2022 at 10:00 a.m. EDT, and at any adjournment or adjournments thereof, with all powers that the undersigned would possess if personally present, and to vote all shares of Common Stock that the undersigned may be entitled to vote at said meeting. All previous proxies are hereby revoked.

This Proxy is solicited on behalf of the Board of Directors. It will be voted as directed by the undersigned and if no direction is indicated, it will be voted "FOR" all director nominees, "FOR" proposals 2, 3 and 4, and in the discretion of the proxy holders as to any other matter that may properly come before the Annual Meeting.

Continued and to be signed on reverse side

0000569508_2 R1.0.0.24